As filed with the U.S. Securities and Exchange Commission on August 12, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Broad Capital Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	86-3382967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6208 Sandpebble Court, Dallas, TX	75254
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (469) 951-3088

Copies to:

Debbie A. Klis

Rimon P.C.

1050 Connecticut Avenue, NW, Suite 500

Washington D.C. 20036

Tel: (202) 935-3390

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, par value $0.000001 par value

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This General Form for Registration of Securities on Form 10 is to register our Class A common stock, par value $0.000001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This registration statement will become effective automatically by lapse of time 60 days from the date of the initial filing of this registration statement pursuant to Section 12(g)(1) of the Exchange Act.

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13(a) under the Exchange Act and will be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Following effectiveness of this registration statement, we intend to maintain compliance with Exchange Act reporting requirements. We may seek quotation of its securities on an over-the-counter market; however, there can be no assurance that a market maker will file an application for quotation, that quotation will be approved, or that an active trading market will develop.

Unless otherwise noted, references in this registration statement to the “Registrant,” the “Company,” “we,” “our” or “us” means Broad Capital Acquisition Corp. Our principal place of business is located at 6208 Sandpebble Court, Dallas, Texas 75254. Our telephone number is: (469) 951-3088.

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FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire registration statement carefully, especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward-looking statements included in this registration statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this registration statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements unless required by applicable laws or regulations.

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Item 1. Background and Current Status of the Company and its Business.

Broad Capital Acquisition Corp. (the “Company”) was incorporated in the State of Delaware on April 16, 2021. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination. Since the closing of our initial public offering on January 13, 2022, we have focused our efforts on the search for an initial business combination that may provide significant opportunities for attractive investor returns.

On January 13, 2022, we closed our initial public offering of 10,000,000 units. Each unit consists of one share of common stock of the Company, par value $0.000001 per share and one right of the Company, with each right entitling the holder thereof to receive one-tenth (1/10) of a share of common stock upon consummation of our initial business combination. The units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $100,000,000.

Simultaneously with the closing of the initial public offering, we completed the private sale of an aggregate of 446,358 units to our sponsor at a purchase price of $10.00 per placement unit, generating gross proceeds of $4,463,580. On February 9, 2022, the Underwriters partially exercised the over-allotment option and on February 10, 2022, purchased an additional 159,069 Units from the Company (the “Over-Allotment Units”), generating gross proceeds of $1,590,690 and the Company completed the additional private sale of 4,772 private units at a purchase price of $10.00 per private placement unit, to the Company’s sponsor generating gross proceeds to the Company of $47,720.

In connection with the closing and sale of the Over-Allotment Units and the additional private placement units (together, the “Over-Allotment Closing”), a total of $1,606,597 in proceeds from the Over-Allotment Closing (which amount includes $31,814 of the Underwriters’ deferred discount) was placed in a U.S.-based trust account established for the benefit of the Company’s public stockholders, maintained by Continental Stock Transfer & Trust Company, acting as trustee (“CSTT”).

Our management team is led by Johann Tse, our Chief Executive Officer, and Rongrong (Rita) Jiang, our Chief Financial Officer, both of whom permanently reside in, and are citizens of, the United States. Mr. Tse brings more than 30 years of leadership experience across numerous engagements in the fields of corporate operation and management, venture capital, and multinational mergers and acquisitions and has served as an independent board member of several Chinese companies listed in the United States in sectors including tourism, media and restaurant supplies manufacturing and sales. Mr. Tse and Ms. Jiang are directors of the Company and the co-managers and 50:50 owners of our sponsor.

On January 18, 2023, the Company entered into an Agreement and Plan of Merger and Business Combination Agreement (the “Merger Agreement”) with Openmarkets Group Pty Ltd., an Australian proprietary limited company (“Openmarkets”), BMYG OMG Pty Ltd., an Australian proprietary limited company and Broad Capital LLC, solely as the Company’s sponsor. On February 12, 2025, the Company received a notice of termination from Openmarkets Group Pty Ltd. advising the Company of their termination of the Merger Agreement pursuant to Section 11.1(d)(i) and Section 11.3 thereof, at which point the Merger Agreement became null and void with no further force and effect (other than the provisions of Section 9.6 of the Merger Agreement, Article XIII of the Merger Agreement and Section 11.3 of the Merger Agreement, which survive the termination of the Merger Agreement).

Since the termination of the Merger Agreement, we have commenced our search for a new business combination target and the Company has conducted negotiations and entered into one letter of intent concerning a potential target business, on January 30, 2026 involving a target company in the construction/engineering industry, since that time. The letter of intent is governed by and construed under the laws of the State of New York and is a non-binding with respect to the proposed transaction. No party is obligated to proceed with the transaction unless and until definitive agreements are executed. The business purpose of the Company is to continue to seek the acquisition of or merger with an existing company.

The Company is a “blank check” company. The U.S. Securities and Exchange Commission (the “SEC”) defines a “blank check” company as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. As a shell company, the Company may experience difficulty attracting potential acquisition candidates, obtaining financing, maintaining service providers, and developing a trading market for its securities.

As of December 31, 2025, the Company had $2,704 in cash, and its auditors have issued an opinion raising substantial doubt about its ability to continue as a going concern. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a trading market to develop in our securities, whether debt or equity, before we have successfully concluded a business combination. This statement does not preclude us from obtaining working capital loans, sponsor or affiliate support, private financing, or other financing arrangements to fund our operations, transaction expenses, or the consummation of a business combination, as described elsewhere in this registration statement. The Company’s need for cash to fund operating expenses until the completion of a business combination does not change that conclusion. Any interim financing that the Company may seek or obtain would be for working capital purposes, including expenses associated with maintaining its reporting status, identifying and evaluating potential business combination opportunities, and negotiating and completing a business combination. Such financing would not be undertaken for the purpose of developing a market in the Company’s securities.

To the extent the Company raises additional capital before completing a business combination, management expects that any such financing would be conducted through private arrangements with founders, sponsors, affiliates, existing securityholders, or other accredited or sophisticated investors, as applicable, and not through activities intended to create or stimulate a public trading market. Accordingly, the Company believes that its potential need for working capital is not inconsistent with the disclosure that management does not intend to undertake efforts to cause a market to develop in the Company’s securities before a business combination is completed. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The Company has not conducted any active operations since inception, except for its efforts to locate suitable acquisition candidates. We have entered into a Business Combination Agreement with Conwall Construction Industries Limited, Conwall DE Sub INC and Conwall Construction Industries Sdn. Bhd (collectively “Conwall”). The business combination has not closed as of the date this filing.

Our planned business combination with Conwall has not closed to date. Accordingly, there is no current basis for investors to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will endeavor to evaluate the risks inherent in any particular target business, we cannot assure you that we will adequately ascertain or assess all significant risk factors.

During the remainder of the fiscal year and beyond such time, we anticipate incurring costs related to the filing of Exchange Act reports, and investigating, analyzing and consummating an acquisition. We believe we will be able to meet these costs through the use of funds to be loaned by or invested in us by our stockholders, management or other investors. Our management and stockholders have indicated their intent to advance funds on behalf of the Company as needed in order to accomplish its business plan and comply with its Exchange Act reporting requirements; however, there are no agreements in effect between the Company and our management and stockholders specifically requiring that they provide any funds to the Company. Any future loans from officers, directors, sponsors or affiliates may be evidenced by promissory notes, may be unsecured, may bear interest or be non-interest bearing, and may be repayable upon completion of a business combination or other future financing event. As a result, there are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed.

The analysis of new business opportunities will be undertaken by or under the supervision of the Company’s management. As of the date of this filing, the Company has entered into a business combination agreement with Conwall. While the Company has limited assets and no revenues, the Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities in that it may seek out a target company in any type of business, industry or geographical location. In its efforts to analyze potential acquisition targets, the Company will consider the following kinds of factors:

(a)	potential for growth, indicated by new technology, anticipated market expansion or new products;

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(b)	competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)	strength and diversity of management, either in place or scheduled for recruitment;

(d)	capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)	the cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

(f)	the extent to which the business opportunity can be advanced; and

(g)	the accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.

In applying the foregoing criteria, no one of which will be definitive, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant’s limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired. In addition, we will be competing against other entities that possess greater financial, technical and managerial capabilities for identifying and completing business combinations.

In evaluating a prospective business combination, we will conduct as extensive a due diligence review of potential targets as possible given the lack of information which may be available regarding private companies and our limited personnel and financial resources. We expect that our due diligence will encompass, among other things, meetings with the target business’s incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, including but not limited to attorneys, accountants, consultants or other such professionals. The costs associated with hiring third parties as required to complete a business combination may be significant and are difficult to determine as such costs may vary depending on a variety of factors, including the amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company.

Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like, which, if we had more funds available to us, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoters, owners, sponsors or others associated with the target business seeking our participation.

The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. The amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company, whether current stockholders of the Company will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction are all factors that determine the costs associated with completing a business combination transaction. The time and costs required to complete a business combination can be estimated once a business combination target has been identified. Any costs incurred with respect to the evaluation of a prospective business combination that is not ultimately completed will result in a loss to us.

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Through information obtained from industry professionals including attorneys, investment bankers, and other consultants with experience in the reverse merger industry, the Company is aware that there are hundreds of shell companies seeking a business combination target. As a result, the Company believes it is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are, and will continue to be, an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

In addition, management is currently involved with four other blank check companies (see Item 7 below) and may become associated with additional blank companies at any time in the future. As a result, conflicts may arise during the pursuit of business combinations with such other blank check companies with which our management is involved or may become involved with in the future if we and the other blank check companies that our officers and directors are affiliated with desire to take advantage of the same business opportunity. In evaluating opportunities among entities with which management is affiliated, management will consider factors including fiduciary duties, stage of transaction development, industry focus, capital requirements, target company preferences, and other relevant factors.

At this time, the Company has not identified any specific factors or criteria that will be used to determine which entity will proceed with a proposed transaction in the event of a conflict of interest and management reserves the right to use any such criteria as it determines to be relevant at the time a proposed transaction is presented. However, in the event a conflict of interest arises in connection with the identification of a proposed business transaction, the Company’s management and board of directors will use its reasonable judgment and intends to take all such actions as may be required in order to satisfy its fiduciary duties. At this time, there are no specific conflicts of interests identified by our management.

We presently have no employees apart from our management. Our officers and directors are engaged in outside business activities and are employed on a full-time basis by other companies. Our officers and directors will be dividing their time amongst these entities and anticipate that they will devote very limited time to our business until the acquisition of a successful business opportunity has been identified. We anticipate that our officers will devote on average approximately 5 to 10 hours per week to the Company’s operations, including corporate governance, regulatory compliance and identifying potential business opportunities. Management anticipates that this time commitment may increase as the Company moves closer to identifying and executing a business combination. The specific amount of time that management will devote to the Company may vary from week to week or even day to day, and therefore the specific amount of time that management will devote to the Company on a weekly basis cannot be ascertained with any level of certainty. In all cases, management intends to spend as much time as is necessary to exercise their fiduciary duties as an officer and/or director of the Company and believes that they will be able to devote the time required to consummate a business combination transaction as necessary.

We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Former SPAC Status

The Company was formed as a blank check company, or special purpose acquisition company, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company is filing this registration statement on Form 10 in connection with the re-registration of its shares of common stock, par value $0.000001 per share, to complete a business combination.

On January 13, 2022, the Company consummated its initial public offering of 10,000,000 units. Each unit consisted of one share of common stock and one right, with each right entitling the holder thereof to receive one-tenth of one share of common stock upon consummation of the Company’s initial business combination. The units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $100,000,000. Simultaneously with the closing of the initial public offering, the Company completed the private sale of an aggregate of 446,358 units to Broad Capital LLC, the Company’s sponsor, at a purchase price of $10.00 per placement unit, generating gross proceeds to the Company of $4,463,580.

On February 9, 2022, the underwriters of the initial public offering partially exercised their over-allotment option, and on February 10, 2022, purchased an additional 159,069 units from the Company, or the Over-Allotment Units, generating additional gross proceeds to the Company of $1,590,690. In connection with the partial exercise of the over-allotment option, the Company also completed the additional private sale of 4,772 private placement units to the sponsor at a purchase price of $10.00 per private placement unit, generating additional gross proceeds to the Company of $47,720. The Company currently has 10,159,069 rights outstanding.

On January 18, 2023, the Company entered into an Agreement and Plan of Merger and Business Combination Agreement with Openmarkets Group Pty Ltd., an Australian proprietary limited company, or Openmarkets, BMYG OMG Pty Ltd., an Australian proprietary limited company, and Broad Capital LLC, solely in its capacity as the Company’s sponsor. On February 12, 2025, the Company received a notice of termination from Openmarkets advising that Openmarkets had terminated the Merger Agreement pursuant to Section 11.1(d)(i) of the Merger Agreement.

The Company has experienced significant redemptions by its public stockholders. As a result, only 6,969 shares of common stock remain outstanding after giving effect to such redemptions, which may adversely affect the liquidity of the Company’s securities, the viability of consummating a business combination, and the value of the Company’s securities. As of December 31, 2025, the Company had cash held in trust of $1,257,251. The Company has 2,990,897 issued and outstanding shares of common stock, excluding 101,216 shares subject to possible redemption. As of March 31, 2026, the Company had cash held in trust of $86,117. The Company has 2,990,897 issued and outstanding shares of common stock, excluding 6,969 shares subject to possible redemption. Subsequently, the Company filed a form 15-12G on July 29, 2025.

Form of Acquisition

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

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It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of its Common Stock or other securities of the Registrant, which could result in substantial dilution to the equity of stockholders of the Registrant immediately prior to the consummation of a transaction. Although the terms of any such transaction have not been identified and cannot be predicted, it is expected that any business combination transaction the Company may enter into would be structured as a “tax free” reorganization. It should be noted that the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) depends upon the transaction meeting certain statutory and non-statutory requirements. There are different types of statutory requirements for each type of tax-free reorganization and thus each transaction must be reviewed carefully to determine its eligibility for a tax-free reorganization. One of the statutory requirements in a tax-free reorganization is that at least a certain percentage of the total consideration in the transaction must be voting stock of the acquirer corporation. This could result in substantial dilution to the equity of those who were stockholders of the Registrant prior to such reorganization. In addition, post-transaction dispositions of Registrant’s stock received as consideration could have implications for the tax-free nature of the transaction in question. The Company does not intend to supply disclosure to stockholders concerning a target company prior to the consummation of a business combination transaction, unless required by applicable law or regulation. In the event a proposed business combination involves a change in majority of directors of the Company, the Company will file and provide to stockholders a Schedule 14F-1, which shall include information concerning the target company, as required. The Company will file a current report on Form 8-K, as required, within four business days of a business combination which results in the Company ceasing to be a shell company. This Form 8-K will include complete disclosure of the target company, including audited financial statements.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all or a majority of the Registrant’s directors may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Any proposed business combination will be structured and completed in accordance with applicable Delaware law, federal securities laws, SEC rules and regulations, and any applicable stock exchange requirements.

The Company has entered into a business combination agreement with Conwall.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. The costs that will be incurred are difficult to determine with any degree of specificity at this time as such costs are expected to be dependent on factors such as the amount of time it takes to identify and complete a business combination transaction, the location, size and complexity of the business of the target company, whether current stockholders of the Company will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred. The Company has not established a timeline with respect to the identification of a business combination target.

Emerging Growth Company

The Company is an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act, and exemptions from the requirements of Sections 14A(a) and (b) of the Securities Exchange Act of 1934 to hold a nonbinding advisory vote of stockholders on executive compensation and any golden parachute payments not previously approved.

The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the second quarter of any fiscal year following the anniversary of the initial reporting.

To the extent that we continue to qualify as a “smaller reporting company”, as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

Shell Company Status

We are a “shell company” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 12b-2 under the Exchange Act. The term shell company means a registrant, other than an asset-backed issuer as defined in Item 1101(b) of Regulation AB, that has no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets.

Some of the consequences of being a shell company are as follows:

○	Rule 145a under the Securities Act provides that any direct or indirect business combination of a reporting shell company (that is not a business combination related shell company as defined in Rule 405) involving another entity that is not a shell company is deemed to involve an offer, offer to sell, offer for sale, or sale within the meaning of section 2(a)(3) of the Securities Act of securities to the reporting shell company’s existing shareholders. Where Rule 145a applies, that deemed offer and sale would need to be registered under the Securities Act, unless there is an applicable exemption. However, as the Company currently has only two shareholders, both of whom are and are anticipated to continue to be “accredited investors” within the meaning of Rule 501 under the Securities Act, we anticipate that any such deemed offer and sale to them will be exempt from registration under the Securities Act under Rule 506(b) thereunder.

○	The applicable rules of the SEC prohibit the use of Form S-8 under the Securities Act (for registration of securities of the registrant to be offered under employee benefit plans to its directors, officers, employees and consultants) by shell companies until 60 days after the registrant ceases to be a shell company.

○	Form 8-K under the Exchange Act requires a shell company (other than a business combination related shell company) that is reporting an acquisition of a business or change of control that causes it to cease being a shell company to disclose the same information, giving effect to the transaction, that it would be required to provide in registering a class of securities under the Exchange Act, including financial statements and pro forma financial information of an acquired business (a so-called “Super 8-K”) within four business days after completing the transaction. We anticipate filing such a Super 8-K upon completing a prospective business combination.

○	Rule 15-01 of Regulation S-X provides for specific financial statement requirements applicable to acquisitions involving shell companies (other than business combination related shell companies).

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○	Pursuant to Rule 144(i) “restricted” securities (generally, securities acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering) and “control” securities (generally, securities held by an affiliate of the issuer) issued by a current or former shell company that otherwise meet the holding period and other requirements for resale under Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the issuer (a) is no longer a shell company and (b) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months, other than Form 8-K reports. As a result, restrictive legends on certificates or book-entry positions for our shares that are “restricted” or “control” securities cannot be removed except in connection with (i) an actual sale meeting the foregoing requirements or (ii) pursuant to an effective registration statement. We anticipate that the Super 8-K that we would file upon completing a prospective business combination would contain the required current “Form 10 information.” As a shell company, the Company may experience difficulty attracting potential acquisition candidates, obtaining financing, maintaining service providers, and developing a trading market for its securities,

Blank Check Company

We are a “blank check company” as defined under Rule 419 of the Securities Act, as amended. Rule 419 imposes certain restrictive requirements on offerings of securities by blank check companies. However, we have no present intention of engaging in an offering of our securities that would be subject to Rule 419 while we remain a blank check company. We anticipate raising funds through an offering of our securities only upon completion of a business combination as a result of which we would no longer be a blank check company. Therefore, we do not anticipate that the provisions of Rule 419 will deter a potential target company from entering into a business combination transaction with us.

Following effectiveness of this registration statement, we intend to maintain compliance with Exchange Act reporting requirements. We may seek quotation of our securities on an over-the-counter market; however, there can be no assurance that a market maker will file an application for quotation, that quotation will be approved, or that an active trading market will develop.

Item 1A. Risk Factors.

As a “smaller reporting company” as defined in Item 10 of Regulation S-K (17 C.F.R. §229.10(f)(1)), the Company is not required to provide the information called for by this Item. However, the Company has elected to provide the following risk factor disclosure for the benefit of investors. An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with all of the other information included in this registration statement, before making an investment decision. If any of the following risks actually occur, our business, financial condition, and results of operations could be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. The risks described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business, financial condition, and results of operations.

Risks Relating to Our Status as a Shell Company

We are a blank check company with no operating history and no revenues, and you will not have a basis for evaluating our ability to achieve our business objective.

We are a blank check company incorporated under the laws of the State of Delaware with no operating history and no revenues. We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing an initial business combination. We have not conducted any operations other than organizational activities, activities relating to our initial public offering, and activities directed toward identifying and evaluating prospective acquisition candidates. We may never generate any operating revenues or profits. Our sole activities since inception have been organizational activities, including the identification of potential target businesses. We have not generated any revenues from operations to date and do not expect to generate operating revenues until after the completion of our initial business combination. We have no present revenue and will not generate any revenue until, at the earliest, after the consummation of a business combination. Our ability to commence operations is contingent upon obtaining adequate financial resources through a business combination. Since we do not have an operating history and have not generated any revenues, investors have no basis for evaluating our ability to achieve our stated business objective.

We are dependent upon our officers and directors, and their loss could adversely affect our ability to identify and consummate a business combination.

Our operations are dependent upon a relatively small group of individuals, and, in particular, our officers and directors. We believe that our success depends on the efforts of these individuals and their ability to identify prospective target businesses, negotiate potential business combinations, and integrate combined businesses. Our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, may have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-person insurance on the lives of, any of our officers or directors. The unexpected loss of the services of one or more of our officers or directors could have a detrimental effect on us. Additionally, none of our officers or directors is required to commit his or her full time to our affairs, which could create conflicts of interest when allocating their time between our operations and their other commitments. Each of our officers and directors engages in other business endeavors and is not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs, which could have a negative impact on our ability to consummate a business combination.

An investment in our securities is speculative and there is no assurance that any returns on such investment will be realized.

An investment in our securities is highly speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks, including the risk of losing their entire investment. Accordingly, there is no current basis for investors to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will endeavor to evaluate the risks inherent in any particular target business, we cannot assure you that we will adequately ascertain or assess all significant risk factors. Our securities are not an appropriate investment for investors who require liquidity, guaranteed income, or preservation of capital. There can be no assurance that investors will realize a return on their investment or that they will not lose their entire investment. Prospective investors should carefully consider the risk factors described herein before making an investment decision.

Our Company has experienced significant redemptions, leaving only 6,969 shares of common stock outstanding, which may adversely affect liquidity, the viability of a business combination, and the value of our securities.

As a result of significant redemptions by public shareholders, only 6,969 shares of our common stock remain outstanding. The substantially reduced number of outstanding shares may adversely affect the liquidity of our securities, as fewer shares available for trading may result in wider bid-ask spreads, reduced trading volume, and increased price volatility. The limited float may also make it more difficult for shareholders to sell their shares at favorable prices or at all. Furthermore, the reduced share count means that our trust account holds substantially less cash than it did following our initial public offering, which may impair our ability to consummate a business combination, satisfy minimum cash or net tangible asset conditions, or offer sufficient consideration to attract a suitable target company. The significant level of prior redemptions may also signal to prospective target companies, investors, or counterparties a lack of market confidence in our ability to complete a business combination, which could further hinder our efforts to consummate a transaction.

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As a shell company, we are subject to additional regulatory requirements and restrictions that could limit our operations and impair the value of our securities.

We are a shell company as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a shell company, we are subject to certain restrictions and regulatory requirements that may impair the ability of our securityholders to realize value from their investment. For example, shell companies are not permitted to use Form S-8 for the registration of securities offered under employee benefit plans. Additionally, our status as a shell company may make it more difficult for us to raise capital through the sale of equity securities, and may cause investors to view our securities as less attractive or more risky. The SEC has adopted enhanced disclosure requirements and other regulations applicable to shell companies, including special purpose acquisition companies, which may increase our compliance costs and impose additional obligations on us in connection with any proposed business combination. Further, under the Securities Act, Rule 144 is not available for resales of securities of shell companies or former shell companies unless certain conditions are met, including that the issuer has ceased to be a shell company, has filed all required Exchange Act reports, and at least one year has elapsed since the filing of Form 10-type information reflecting the issuer’s status as a non-shell company. This restriction may limit the liquidity of our securities and adversely affect the ability of our securityholders to sell their shares.

Risks Relating to Our Business Combination

We may not be able to identify suitable business combination targets or complete a business combination within the required time period.

Our ability to consummate an initial business combination depends upon a number of factors, including our ability to identify a suitable target business, negotiate acceptable terms, satisfy closing conditions, and obtain any required regulatory approvals. The process of identifying and evaluating prospective targets, negotiating acquisition agreements, and obtaining required approvals is time-consuming, complex, and costly. There can be no assurance that we will be able to locate a suitable target business or that we will be able to complete a business combination on favorable terms, or at all. If we are unable to consummate a business combination within the timeframe required by our governing documents, we will be required to liquidate and dissolve, and our public shareholders may receive less than the original per-share price paid in our initial public offering. In connection with extending the period to consummate an initial business combination, the Company must deposit into the Trust Account $139.38 for each monthly extension period, commencing on January 13, 2026 and ending on July 13, 2027, unless the closing of the Company’s initial business combination shall have occurred prior thereto. There can be no assurance that the Company will have sufficient funds to make all required extension deposits or that a business combination will be consummated before the final deadline. Competition from other entities with a similar business objective, including other special purpose acquisition companies, private equity groups, venture capital funds, leveraged buyout funds, and public and private companies seeking strategic acquisitions, may reduce the pool of available target businesses and increase the terms required to consummate a business combination. Many of these competing entities have greater financial and human resources, technical expertise, and greater access to capital than we do, which may place us at a competitive disadvantage.

Any target business with which we complete a business combination may not meet our expectations or perform as anticipated, and any such business combination may not be successful.

We cannot assure you that any target business with which we ultimately consummate a business combination will achieve projected financial results or meet our expectations in any respect. There are inherent risks and uncertainties in projecting future performance, and any projections we rely upon in evaluating a target business may prove to be inaccurate. A target business may not achieve its projected revenue, earnings, or other financial metrics, which could adversely affect the post-combination company’s results of operations, financial condition, and the value of our securities. The target business may have undisclosed or unknown liabilities, may be subject to pending or threatened litigation, may have deficiencies in its internal controls or financial reporting, or may be subject to regulatory issues that were not identified during the due diligence process. Any such issues could have a material adverse effect on the post-combination company’s business, financial condition, and results of operations, and could cause the value of our securities to decline significantly after the business combination is completed.

Our due diligence of prospective target businesses may not identify all material risks and liabilities.

We intend to conduct customary legal, accounting, environmental, and business due diligence prior to completing a business combination. However, due diligence processes, even if conducted thoroughly, may not reveal all material facts or risks associated with a target business. The scope and nature of due diligence depends on the target’s industry, the geographic location of its operations, and the specific terms of the proposed transaction, among other factors. There may be matters for which customary due diligence practices are inadequate or which are not subject to discovery through the due diligence process. We may be forced to rely on limited and potentially unverified information when evaluating potential target businesses, particularly if the target is privately held and has limited public reporting obligations. The time constraints under which we operate may further limit our ability to conduct exhaustive due diligence. To the extent that the due diligence conducted in connection with a business combination is inadequate or fails to identify material risks or liabilities, we may acquire a target business that has significant undisclosed liabilities or other adverse characteristics, which could materially harm the post-combination company and reduce the value of our securities.

The integration of a target business following a business combination may be more difficult, costly, or time-consuming than expected, and the anticipated benefits may not be realized.

Following the completion of a business combination, we will face significant challenges in integrating the operations, technologies, personnel, and systems of the combined company. These integration challenges may include, among others: difficulties in maintaining existing customer, supplier, and strategic relationships; challenges in retaining key personnel of the target business; potential disruptions to ongoing operations; the need to implement or improve internal controls, procedures, and policies; and the potential for unforeseen costs or liabilities. The diversion of management’s attention to integration efforts may adversely affect the combined company’s ability to execute its business plan. Any failure to successfully integrate a target business could adversely affect the combined company’s results of operations and financial condition. Additionally, even if integration is successful, the anticipated synergies and other benefits of the business combination may not be realized in full or at all, or may take longer to achieve than originally anticipated.

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We may be unable to obtain required regulatory approvals or satisfy conditions to closing a business combination, which could delay or prevent the consummation of a transaction.

The completion of a business combination may require regulatory approvals from governmental authorities, including, but not limited to, approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, approvals from industry-specific regulators, or approvals from foreign regulatory bodies. The receipt of required regulatory approvals is subject to various uncertainties, including the timing of such approvals and the possibility that such approvals may be denied, delayed, or conditioned upon the satisfaction of additional requirements or divestitures that could reduce the anticipated benefits of the transaction or make the transaction impracticable. Additionally, changes in applicable law or regulation, or a change in the regulatory environment, could impose new requirements or restrictions that affect our ability to consummate a business combination. Any delay in receiving required approvals, or the imposition of unfavorable conditions, could increase our costs, reduce the anticipated benefits of a transaction, and, if we are unable to consummate a business combination within the required timeframe as a result, could lead to our liquidation and dissolution.

Risks Relating to Tax Liabilities and the Trust Account

Taxes payable on interest earned on the trust account may reduce the per-share redemption amount available to public shareholders.

The proceeds held in our trust account are invested in United States government securities or money market funds meeting certain conditions under Rule 2a-7 of the Investment Company Act of 1940. Interest earned on the trust account is subject to income taxes. To the extent that income taxes are payable on interest earned on the amounts held in trust, the per-share amount available for distribution to our public shareholders upon redemption or liquidation will be reduced. We may use a portion of the interest earned on the trust account to pay our income tax obligations, which would reduce the amount available for distribution to public shareholders. In addition, the Company is required to deposit into the Trust Account $139.38 for each monthly extension period (commencing on January 13, 2026 and ending on July 13, 2027, unless the closing of the Company’s initial business combination shall have occurred prior thereto), and any such deposits funded from interest on the trust account would further reduce the per-share redemption amount. The amount of taxes payable on trust account interest will depend on the amount of interest earned, the applicable tax rates, and the availability of any deductions or credits. We can provide no assurance as to the ultimate amount of taxes that will be payable, and such taxes could be material. Furthermore, if we are unable to complete a business combination within the required timeframe and are required to liquidate, the per-share distribution from the trust account to our public shareholders will be reduced by the amount of taxes paid or payable on interest earned during the period such amounts were held in trust. As a result, the per-share redemption or liquidation amount may be less than the original per-share price paid by public shareholders in our initial public offering.

The trust account could be subject to claims of third-party creditors, which could reduce the per-share redemption or liquidation amount.

Funds held in the trust account could be subject to claims that could take priority over the claims of our public shareholders. Although we have obtained waivers from certain vendors and service providers to which we may owe fees and expenses, waiving any right, title, interest, or claim of any kind in or to the monies held in the trust account, there is no guarantee that such parties will not bring claims against the trust account. Additionally, our sponsor has agreed to indemnify us in the event that certain vendor claims reduce the amounts available in the trust account below a specified per-share threshold, but there can be no assurance that our sponsor will have sufficient assets to satisfy such indemnification obligations. If we are forced to file a bankruptcy petition or an involuntary bankruptcy case is filed against us that is not dismissed, funds held in the trust account may be considered property of our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we may be unable to return to public shareholders the amounts otherwise payable to them upon redemption or liquidation.

Changes in tax law could adversely affect the trust account, the Company, or investors.

Tax laws and regulations are subject to frequent change by legislative, administrative, and judicial action. Changes in tax law could affect the amount of interest earned on trust account investments, the tax treatment of distributions to shareholders, or the overall tax position of the Company. For example, changes in the tax rates applicable to interest income, the imposition of new taxes on investment income, or the elimination of favorable tax treatment for certain types of investments could reduce the after-tax return on trust account assets and diminish the per-share amount available for distribution to public shareholders. Additionally, the tax treatment of special purpose acquisition companies and their shareholders is an area of evolving regulatory focus. The Internal Revenue Service or Congress may adopt rules or interpretations that adversely affect the tax treatment of our structure, our business combination, or the redemption or exchange of our securities. We cannot predict whether, when, or in what form new tax legislation or regulations may be enacted, and any such changes could have a material adverse effect on us or our shareholders.

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The Company has significant income tax liabilities that may reduce the funds available in the trust account and adversely affect the per-share redemption or liquidation amount.

As of December 31, 2025, the Company had income tax payable of $784,432, compared to income tax payable of $701,549 as of December 31, 2024. In addition, the amounts accrued for interest and penalties related to income taxes were $149,558 and $66,675 as of December 31, 2025 and December 31, 2024, respectively. In 2025, the Company paid $0 to settle the Company’s prior year income taxes payable. The funds withdrawn from the Trust which were to pay its income tax were deposited to the Company’s general account and used to pay for general operating expenses. The Company also revised previously issued financial statements to recognize accrued penalties and interest on unpaid income taxes and to correct the accounting for certain withdrawals from the Trust Account. The Company has no operating revenues and limited cash outside the Trust Account. Accordingly, the Company currently expects that any payment of these income tax liabilities, accrued interest and penalties, and any related tax obligations would need to be funded from one or more of the following sources: (i) interest or other amounts released or permitted to be released from the Trust Account for the payment of taxes, to the extent available and permitted under the Company’s governing documents and trust agreement; (ii) cash held outside the Trust Account; (iii) working capital loans, advances or capital contributions from the Sponsor, officers, directors or their affiliates; (iv) amounts contributed to the Trust Account or otherwise provided in connection with monthly extensions; or (v) third-party financing, backstop financing, PIPE financing or proceeds from financing arrangements entered into in connection with a business combination, if available. There can be no assurance that any such sources of funds will be available in amounts sufficient to satisfy these obligations, on acceptable terms, or at all, and any related-party or third-party financing may be dilutive or otherwise adverse to existing shareholders.

The Company’s ability to use cash held in the Trust Account is subject to restrictions under the trust agreement and the Company’s governing documents. Although the Company may be permitted to withdraw interest or other amounts from the Trust Account to pay income and other tax obligations, the Company withdrew funds from trust account income and did not use such funds for the authorized purpose of paying the Company’s income taxes. Instead, the Company used such withdrawn funds to pay general operating expenses. The Company’s independent registered public accounting firm identified a lack of controls to monitor compliance with the Trust Agreement regarding the use of amounts withdrawn from the Trust Account for payment of the Company’s tax liabilities. This use of trust account income to pay general operating expenses may be inconsistent with the restrictions set forth in the trust agreement and the Company’s governing documents and could give rise to claims by public stockholders, parties to the trust agreement, or other legal or contractual duty. As a result, the amount available for redemption or liquidation distributions to public stockholders could be reduced, the Company could incur additional costs and delays, and its ability to consummate an initial business combination could be materially impaired.

Material weaknesses in our internal control over financial reporting could result in errors in our financial statements and adversely affect our business, liquidity and ability to consummate a business combination.

In connection with the preparation and audit of the Company’s financial statements as of and for the year ended December 31, 2025, management identified material weaknesses in the Company’s internal control over financial reporting. These material weaknesses relate to inadequate segregation of duties within accounting processes due to limited personnel; insufficient written policies and procedures for accounting, information technology, financial reporting and recordkeeping; a lack of controls over the financial reporting process that failed to recognize the accrual of penalties and interest on tax payables and resulted in the revision of previously issued financial statements; and a lack of controls to monitor compliance with the provisions of the Trust Agreement relating to the use of funds withdrawn from the Trust Account for payment of our tax liabilities. These material weaknesses increase the risk of errors in our financial reporting, including errors affecting tax payables, penalties and interest, and the Trust Account, and may require additional revisions to our financial statements. They may also adversely affect our ability to comply with our reporting obligations, maintain compliance with the Trust Agreement, preserve funds available to public shareholders and consummate an initial business combination. We may be unable to remediate these material weaknesses promptly or at all, particularly given our limited personnel and resources.

The Company has net operating loss carryovers that may not be realized and that are subject to limitations and uncertainties.

As of December 31, 2025, the Company had net operating loss carryovers available to offset future taxable income of $4,413,401. The ability of the Company to utilize these net operating loss carryovers to offset future taxable income is subject to various limitations and uncertainties, including limitations under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), which may apply if the Company experiences an “ownership change” as defined thereunder. A business combination could constitute an ownership change under Section 382, which would impose annual limitations on the Company’s ability to use pre-change net operating losses to offset post-change taxable income. Additionally, there can be no assurance that the Company will generate sufficient future taxable income against which to utilize the net operating loss carryovers, particularly if the Company is required to liquidate prior to completing a business combination. If the Company is unable to realize the benefit of its net operating loss carryovers, its overall tax burden may be higher than anticipated, which could reduce the funds available for distribution to public shareholders or adversely affect the financial position of the post-combination company.

The per-share redemption or liquidation amount may be less than the original public offering price, resulting in a loss to public shareholders.

The per-share amount to be distributed to public shareholders who redeem their shares in connection with a business combination, or upon liquidation if we fail to consummate a business combination within the required timeframe, may be less than the original per-share price paid by public shareholders in our initial public offering. The amount available for distribution will be reduced by (i) taxes payable on interest earned on the trust account, (ii) amounts previously released from the trust account to pay taxes or fund permitted working capital withdrawals, (iii) extension deposits of $139.38 per month deposited into the trust account for each monthly extension period (commencing on January 13, 2026 and ending on July 13, 2027), (iv) any claims of creditors that are not subject to valid waivers, and (v) redemption or liquidation expenses. Given that only 6,969 shares of common stock remain outstanding as a result of significant prior redemptions, any further reduction in trust account value on a per-share basis may be amplified. As a result of these deductions, the per-share redemption or liquidation amount may be less than the price at which public shareholders acquired their shares, and public shareholders may experience a loss on their investment.

Risks Relating to Related-Party Financing

We are dependent on loans, advances, and working capital contributions from our sponsor and its affiliates, and such financing may not be available on favorable terms or at all.

We are dependent upon loans, advances, and working capital contributions from our sponsor, officers, directors, and their respective affiliates to fund our operations and transaction costs in connection with identifying and consummating a business combination. Our sponsor and its affiliates are under no obligation to provide such financing, and there can be no assurance that such financing will be available when needed or on terms acceptable to us. If we are unable to obtain sufficient working capital financing, we may be unable to fund the costs associated with searching for, evaluating, and negotiating potential business combinations, which could force us to liquidate earlier than anticipated. To date, our sponsor and its affiliates have made loans and advances to us to cover organizational expenses, offering costs, and ongoing working capital needs. These related-party financings may be evidenced by promissory notes that are unsecured and bear no interest, or may contain conversion features that allow the lender to convert the outstanding balance into equity securities at or prior to the consummation of a business combination. The terms of any future related-party financings have not been determined and will be negotiated at the time such financing is needed.

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Related-party loans may contain conversion features that could dilute public shareholders.

Loans and advances from our sponsor, officers, directors, or their affiliates may, at the option of the lender, be convertible into equity securities of the Company upon or after the consummation of a business combination. The conversion of such loans into equity securities would dilute the ownership interests of our public shareholders and could have an adverse effect on the market price of our securities. Any future loans from officers, directors, sponsors or affiliates may be evidenced by promissory notes, may be unsecured, may bear interest or be non-interest bearing, and may be repayable upon completion of a business combination or other future financing event. The conversion price or terms of such conversion features are typically determined at the time the loan is made or at the time of conversion and may be at a price or on terms that are more favorable to the insider lender than would be available to the Company in an arm’s-length financing transaction. Furthermore, the availability of conversion features may create incentives for our sponsor and its affiliates to make loans or advances to us in anticipation of receiving equity securities at favorable terms, rather than for the primary purpose of supporting the Company’s operations. The dilutive impact of such conversions could be material and could adversely affect the per-share value of our public shares.

Related-party financing transactions are not negotiated at arm’s length and may not reflect terms that would be available from unaffiliated third parties.

All financing transactions between us and our sponsor, officers, directors, or their respective affiliates are conducted between related parties and are not the result of arm’s-length negotiations. Accordingly, the terms of such transactions, including interest rates, repayment terms, conversion features, and security interests, may not reflect terms that would be available to us if we were to obtain financing from unaffiliated third-party lenders. The lack of arm’s-length negotiation increases the risk that such transactions may be on terms that are less favorable to the Company (or more favorable to the related party) than would otherwise be obtainable. Although our board of directors (or a committee thereof) may review and approve related-party transactions, the inherent conflicts of interest among our officers, directors, and sponsor create a risk that such transactions may not be entered into solely in the best interests of the Company and its public shareholders. There can be no assurance that any related-party financing will be on terms that are fair to the Company or that comparable financing could not have been obtained on more favorable terms from unaffiliated sources.

Risks Relating to Conflicts of Interest

Our officers and directors may have conflicts of interest arising from their involvement with other entities, which could adversely affect their ability to devote time and attention to our affairs.

Certain of our officers and directors presently have, and any of them in the future may have, additional fiduciary or contractual obligations to other entities, including other special purpose acquisition companies, pursuant to which such officer or director is or will be required to present business combination opportunities. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us, subject to applicable fiduciary duties under Delaware law. Our officers and directors are not required to commit their full time to our affairs, and the amount of time they devote to us may vary from time to time. The other entities to which our officers and directors owe fiduciary or contractual duties may compete with us for business combination opportunities, and our officers and directors may be incentivized to favor such other entities over us due to their existing financial interests, commitments, or relationships with those entities.

The financial interests of our sponsor and insiders in the completion of a business combination may differ from, and conflict with, the interests of our public shareholders.

Our sponsor acquired founder shares prior to our initial public offering for nominal consideration. These founder shares (and any shares issuable upon conversion thereof) will be worthless if we do not consummate a business combination. Additionally, our sponsor and certain of our officers and directors hold private placement rights that were purchased simultaneously with the consummation of our initial public offering, which rights will also expire worthless if we do not consummate a business combination. The personal and financial interests of our sponsor and insiders in completing a business combination may influence their judgment and create a conflict of interest in determining whether a particular target business is an appropriate candidate for a business combination.

The nominal consideration paid by our sponsor for the founder shares and private placement rights creates a disparity between the economic interests of our insiders and those of our public shareholders. Our insiders may realize a substantial return on their investment even if the business combination results in a decline in the value of our public shares, because the founder shares were acquired at a price substantially below the per-share price paid by public shareholders in our initial public offering. This economic disparity may create an incentive for our insiders to complete a business combination that may not be in the best interests of our public shareholders, including a combination with a less favorable target or on less favorable terms than would otherwise be acceptable.

Fiduciary duties owed by our officers and directors to multiple entities may result in the allocation of business opportunities away from us.

Our officers and directors owe fiduciary duties to us under Delaware law. However, to the extent that our officers and directors serve as officers or directors of other entities, including affiliates of our sponsor, they also owe fiduciary or contractual duties to those entities. Where a business combination opportunity is appropriate for both us and one or more of such other entities, our officers and directors may have a conflict of interest in determining to which entity such opportunity should be presented. Under Delaware law, the doctrine of corporate opportunity may not clearly resolve such conflicts, particularly where our certificate of incorporation includes a provision renouncing the Company’s interest in certain business opportunities. We cannot assure you that any conflicts of interest will be resolved in our favor. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us or to the other entities to which they owe duties, and may present such opportunities to other entities before presenting them to us. The loss of potential business combination opportunities to other entities could limit our ability to identify and consummate a suitable business combination, which could result in our liquidation and dissolution.

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Risks Relating to the Uncertainty of Completing a Business Combination

There is no assurance that we will consummate a business combination, and if we fail to do so within the required timeframe, we will be required to liquidate.

There is no guarantee that we will be able to identify a suitable target business, negotiate and execute a definitive agreement with respect to a business combination, obtain the requisite shareholder and regulatory approvals, and satisfy all conditions to closing within the timeframe required by our governing documents. Our ability to consummate a business combination is subject to numerous risks, uncertainties, and conditions beyond our control, including market conditions, the availability of suitable targets, competition from other acquirors, and our access to sufficient capital to complete a transaction. If we are unable to consummate a business combination within the required timeframe, our governing documents require that we (i) cease all operations except for the purpose of winding up, (ii) redeem all public shares for a pro rata portion of the funds held in trust (less taxes payable and amounts previously released for permitted purposes), and (iii) thereafter liquidate and dissolve. In such event, our public shareholders may receive less than the original per-share price paid in our initial public offering, and our rights will expire worthless.

Shareholder redemptions in connection with a business combination may reduce the amount of cash available to consummate a transaction, impairing our ability to close.

In connection with a proposed business combination, our public shareholders have the right to redeem their shares for a pro rata portion of the trust account. The Company has already experienced significant redemptions, and as a result, only 6,969 shares of common stock remain outstanding. If additional public shareholders exercise their redemption rights in connection with a proposed business combination, the amount of cash available to fund the business combination consideration or to satisfy minimum cash conditions required by the target company or its advisors will be further and substantially reduced. Given the already diminished share count, even a modest number of additional redemptions could cause us to fail to satisfy minimum cash or net tangible asset conditions required to consummate the business combination, which could prevent us from closing the transaction.

Given the significant redemptions already experienced, with only 6,969 shares of common stock remaining outstanding, we may seek to reduce the extent of further redemptions through arrangements such as forward purchase agreements, backstop agreements, or non-redemption agreements with third parties. However, there can be no assurance that such arrangements will be available or that they will provide sufficient capital to close the transaction. If we are unable to consummate a business combination because of excessive redemptions or our failure to satisfy closing conditions related to cash on hand, we may be forced to seek alternative transactions on less favorable terms or ultimately liquidate.

Our governing documents may impose minimum cash or net tangible asset conditions that could prevent us from completing a business combination.

Our amended and restated certificate of incorporation and the agreements governing our trust account may impose conditions requiring that we maintain a minimum level of net tangible assets or a minimum amount of cash at the time of closing a business combination. Given that only 6,969 shares of common stock remain outstanding following prior redemptions, the amount of funds available in the trust account has been significantly reduced. If, after giving effect to any further shareholder redemptions and the payment of transaction expenses, we are unable to satisfy such conditions, we may be prevented from consummating the proposed business combination. Additionally, the SEC has adopted rules requiring that a special purpose acquisition company have a minimum of $5,000,001 of net tangible assets in order to avoid being subject to the provisions of the Exchange Act applicable to “penny stocks.” If we fail to meet these conditions, we may be required to seek alternative transactions, raise additional capital, or liquidate.

If we are forced to liquidate, our rights and founder shares will expire worthless, and the distribution to public shareholders may be less than anticipated.

In the event of a liquidation, the proceeds of the trust account will be distributed to holders of our public shares on a pro rata basis, after satisfaction of taxes and certain permitted expenses. As of the date of this registration statement, only 6,969 shares of common stock remain outstanding as a result of prior redemptions. Our rights will expire worthless, and holders of such securities will receive no distribution in connection with the liquidation. Similarly, our founder shares do not participate in the liquidation distribution, and our sponsor and insiders will lose their entire investment in such shares. The per-share distribution amount will be reduced by any taxes payable, amounts previously withdrawn from trust for permitted purposes, extension deposits, and costs associated with the dissolution and liquidation process. As a result, public shareholders may receive less than the original per-share price paid in our initial public offering. The liquidation process may be time-consuming and costly, and the actual amount and timing of distributions to shareholders is uncertain. We cannot assure you that the funds remaining in the trust account after satisfaction of all obligations will be sufficient to provide shareholders with a meaningful return on their investment, particularly after giving effect to any reduction in trust account value during the period of our operations.

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Risks Relating to Limited Cash Resources

We have limited cash resources outside of the trust account, which may be insufficient to fund our operations and pursuit of a business combination.

The proceeds of our initial public offering were placed into a trust account and are generally not available to us for operating expenses, transaction costs, or other corporate purposes other than as specifically permitted by our governing documents. The funds available to us outside the trust account, together with any loans or advances from our sponsor and its affiliates, may be insufficient to fund our ongoing operations, conduct due diligence on prospective targets, negotiate and complete a business combination, and pay our general and administrative expenses. We have limited sources of revenue, and our existing cash resources outside the trust account may be depleted before we are able to consummate a business combination. If we are unable to obtain additional working capital from our sponsor or other sources, we may be required to curtail our search for a business combination target, reduce our operating activities, or liquidate earlier than anticipated. The limited availability of cash outside the trust account creates a risk that we may be unable to adequately evaluate prospective targets, fund necessary due diligence activities, or pay professional fees and expenses required to consummate a business combination.

We are dependent on our sponsor for working capital support, and there can be no assurance that such support will be provided.

Our ongoing operations have been funded primarily by loans and advances from our sponsor and its affiliates. Our sponsor is under no contractual or legal obligation to provide additional funding to us beyond what has already been committed. If our sponsor determines not to provide further working capital support, or is unable to do so due to its own financial constraints or other reasons, we may lack sufficient funds to continue our operations, pursue business combination opportunities, or satisfy our obligations as they become due. The reliance on our sponsor for working capital support also means that our ability to operate independently is limited. Decisions regarding the timing and amount of working capital contributions may be influenced by our sponsor’s own financial interests, the sponsor’s assessment of potential business combination opportunities, or the sponsor’s evaluation of the likelihood that we will successfully consummate a transaction. There can be no assurance that the interests of our sponsor in providing (or withholding) working capital support will align with the interests of our public shareholders.

Insufficient funds outside the trust account may force us to liquidate earlier than planned, which could result in reduced distributions to public shareholders.

If we exhaust our available cash resources outside the trust account and are unable to obtain additional financing from our sponsor or other sources, we may be unable to continue our search for a business combination target or fund the costs necessary to consummate a proposed transaction. In such circumstances, we may be forced to commence liquidation proceedings earlier than the deadline imposed by our governing documents. An early liquidation could result in reduced distributions to public shareholders because (i) we would have less time to allow interest to accrue on trust account funds, and (ii) the costs of an early liquidation, including professional fees and administrative expenses, would reduce the amount available for distribution.

Restrictions on the use of trust account funds limit our operational flexibility and our ability to pursue business combination opportunities.

The funds in our trust account are subject to strict restrictions on use and may only be released in connection with the consummation of a business combination, shareholder redemptions, tax payments, and limited other permitted purposes as set forth in our governing documents and the trust agreement. These restrictions significantly limit our operational flexibility and our ability to deploy capital in pursuit of business combination opportunities. For example, we may not use trust account funds to pay deposits, fund due diligence expenses, or make preliminary investments in a target company prior to the closing of a business combination. Additionally, our inability to use trust account funds for general corporate purposes means that we are entirely reliant on funds outside the trust account and related-party financing for our day-to-day operations. If we are unable to secure sufficient funding from these limited sources, we may be unable to take advantage of business combination opportunities that arise, potentially resulting in our failure to consummate a transaction and our ultimate liquidation.

Risks Relating to Potential Dilution from Rights and Future Financings

The conversion of rights into shares of common stock upon consummation of a business combination will dilute the ownership interests of public shareholders.

Each holder of a right included in the units sold in our initial public offering is entitled to receive a fraction of a share of common stock (for example, one-tenth of a share) upon the consummation of a business combination. The issuance of shares upon conversion of these rights will dilute the ownership interests of holders of our public shares and will increase the number of shares outstanding. The dilutive effect of the conversion of rights will reduce the per-share value of our common stock, and public shareholders who do not hold rights (or who hold fewer rights relative to their share ownership) will bear a disproportionate share of this dilution. Additionally, the conversion of rights upon a business combination is automatic and occurs without the payment of additional consideration by the rights holders. This means that the issuance of shares upon conversion of rights will increase the total number of shares outstanding without a corresponding increase in the aggregate value of the Company, resulting in dilution to all other shareholders.

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The issuance of founder shares to our sponsor at nominal cost creates significant dilution to public shareholders and may misalign incentives.

Prior to our initial public offering, our sponsor was issued founder shares representing approximately 20% of our total outstanding shares of common stock following the offering, in exchange for nominal consideration. Following significant redemptions by public shareholders, only 6,969 shares of common stock remain outstanding, which means the founder shares now represent a substantially larger percentage of our outstanding equity than they did at the time of the initial public offering. The disparity between the price paid by our sponsor for such shares and the price paid by our public shareholders in the initial public offering results in immediate and substantial dilution to public shareholders, and this dilutive effect has been significantly magnified by the reduction in public shares outstanding due to redemptions. Upon the consummation of a business combination, or at any time prior thereto, the founder shares may be converted into shares of common stock on a one-for-one basis, subject to certain anti-dilution adjustments. The existence of the founder shares may make it more difficult for us to consummate a business combination with a target company at a price that would deliver attractive returns to public shareholders, as the value represented by the founder shares must effectively be absorbed by the value of the combined company. Furthermore, because the founder shares were acquired at nominal cost, our sponsor may realize a positive return on its investment even if the per-share value of the post-combination company declines significantly below the per-share price paid by public shareholders.

Future equity or convertible financings undertaken in connection with or following a business combination may result in additional dilution to public shareholders.

In connection with a business combination, or following the consummation thereof, we may issue additional shares of common stock, preferred stock, convertible securities, or other equity-linked instruments to finance the transaction consideration, raise additional working capital, fund the operations of the post-combination company, or for other corporate purposes. Any such issuance will dilute the ownership interests of our existing shareholders, and the terms of such securities may include rights, preferences, or privileges that are senior to those of our common stock. There can be no assurance that future financing transactions will be completed on terms that are favorable to existing shareholders, and any dilutive financing could adversely affect the per-share value of our common stock. Additionally, we may issue equity or equity-linked securities to the sellers of a target business as part of the business combination consideration, to financial advisors or service providers as transaction fees, or to investors in a private investment in public equity (PIPE) transaction or similar financing. The aggregate dilutive effect of such issuances, together with the conversion of rights and the outstanding founder shares, could be substantial and could significantly reduce the percentage ownership of public shareholders in the post-combination company. Investors should be aware that they may experience significant dilution from multiple sources in connection with a business combination.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

We are a blank check company formed under the laws of the State of Delaware on April 16, 2021, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar Business Combination with one or more businesses. We intend to effectuate our Business Combination using cash from the proceeds of the IPO and the sale of the private placement, our capital stock, debt or a combination of cash, stock and debt. The Company has not conducted any active operations since inception, except for its efforts to locate suitable acquisition candidates. No revenue has been generated by the Company since inception. It is unlikely the Company will have any revenues unless it is able to effect an acquisition or merger with an operating company, of which there can be no assurance. The Company’s plan of operation for the remainder of the fiscal year shall be to continue its efforts to locate suitable acquisition candidates.

Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with funds to be loaned to or invested in us by our stockholders, management or other investors.

During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports, and

(ii)	investigating, analyzing and consummating an acquisition.

We cannot assure you that our plans to raise capital or to complete our initial Business Combination will be successful.

All activity through December 31, 2025, relates to our formation and preparation of our IPO, which closed on January 11, 2022, and our search for an initial Business Combination and our pursuit of approval of the Business Combination pursuant to the Merger Agreement with Openmarkets that is now terminated.

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In our IPO, we completed the sale of 10,000,000 units that consisted of one share of common stock, par value $0.000001 per share and one right, with each right entitling the holder thereof to receive one-tenth (1/10) of a share of common stock upon consummation of our Business Combination. Simultaneously with the closing of our IPO, we closed a private placement of an aggregate of 446,358 units at a price of $10.00 per private placement unit, generating total gross proceeds of $4,463,580. On February 9, 2022, the underwriters partially exercised the Over-Allotment Option and purchased an additional 159,069 Units generating $1,590,690, and the Company completed the private sale of 4,772 private units generating $47,720 for a total of $4,511,300 from the placement units. In connection with the closing and sale of the Over-Allotment Units and the additional private placement units, $1,606,597 in proceeds from the Over-Allotment Closing (including $31,814 of the Underwriters’ deferred discount) was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.

As of December 31, 2025, we had cash held in the Trust Account for the benefit of the Company’s public stockholders of $1,257,251 (including $71,826 of interest earned during the year ended December 31, 2025). The trust fund account is invested in money market and the income earned on those cash is also for the benefit of our public stockholders.

On January 9, 2026, we held a Special Meeting of Stockholders at which our stockholders approved an amendment to the Company’s Charter, (a) to extend the date by which we have to consummate a business combination from January 13, 2026 (the “Termination Date”) by up to eighteen one-month extensions to July 13, 2027 and (b) to decrease the monthly extension fee to the Adjusted Monthly Extension Loan commencing on January 13, 2026. The Company filed the amendment to the Company’s Charter with the Office of the Secretary of State of Delaware.

We also amended the investment management trust agreement dated as of January 10, 2022, as amended on January 10, 2023, June 12, 2023, January 8, 2024 and January 13, 2025 between the Company and Continental Stock Transfer & Trust Company, allowing the Company to reduce the amount of the Monthly Extension Loan to the Adjusted Monthly Extension Loan for each one-month extension beginning on January 13, 2026 until July 13, 2027, to extend the Termination Date for an additional eighteen (18) one-month extensions and to update certain defined terms in the Trust Agreement. Stockholders holding 94,247 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $12.42 per share of the funds in the Trust Account. As a result, approximately $1,170,652 was removed from the Trust Account to pay such holders. Following the redemption, the Company’s remaining shares of common stock outstanding were 6,969 shares. As of March 31, 2026, the Company had cash held in trust of $86,117. The Company must deposit into the Trust Account $139.38 for each monthly extension period (commencing on January 13, 2026 and ending on July 13, 2027, unless the closing of the Company’s initial business combination shall have occurred).

Our management has broad discretion with respect to the specific application of the net proceeds of IPO and the Private Placement, although substantially all of the net proceeds are intended to be applied generally towards consummating a business combination.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities, those necessary to prepare for our Initial Public Offering and identifying a target company for our initial Business Combination. We do not expect to generate any operating revenues until after completion of our initial Business Combination. We generate non-operating income in the form of interest income on cash and cash equivalents held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses as we conduct due diligence on prospective Business Combination candidates.

For the year ended December 31, 2025, we had a net loss of $949,536 consisting of general, administrative and operational costs of $655,503 and franchise tax of $19,491 and interest expenses of $346,368 offset by interest earned on cash held in Trust of $71,826. By comparison, for the year ended December 31, 2024, we had a net loss of $1,189,262 consisting of general, administrative and operational costs of $1,641,956 and franchise tax of $177,055 and interest expenses of $264,321 offset by interest earned on cash held in Trust of $894,070.

For the three months ended March 31, 2026, we had a net loss of $231,951 consisting of general, administrative and operational costs of $139,631 and franchise tax of $5,000 and interest expenses of $89,449 offset by interest earned on cash held in Trust of $2,129. By comparison, for the three months ended March 31, 2025, we had a net loss of $506,026 consisting of general, administrative and operational costs of $393,449 and franchise tax of $71,810 and interest expenses of $84,182 offset by interest earned on cash held in Trust of $43,415.

Recent Developments

As previously reported by the Company on its Current Report on Form 8-K filed on January 24, 2023, on January 18, 2023, the Company entered into a definitive Agreement and Plan of Merger and Business Combination Agreement, as amended on August 1, 2023 and January 9, 2024 (the “Merger Agreement”) with Openmarkets Group Pty Ltd, an Australian proprietary limited company (“Openmarkets”), BMYG OMG Pty Ltd, an Australian proprietary limited company and Broad Capital LLC, solely in its capacity as the Company’s sponsor.

As previously reported by the Company on Form 8-K filed with the Securities and Exchange Commission on February 18, 2025, on February 12, 2025, the Company received a notice of termination from Openmarkets advising that they had terminated the Merger Agreement pursuant to Section 11.1(d)(i) of the Merger Agreement.

Liquidity and Capital Resources

As of March 31, 2026, the Company had $26,039 of cash and restricted cash in its operating bank account.

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to cover for certain offering costs on the Company’s behalf in exchange for issuance of the insider shares. Following the Initial Public Offering of the Company on January 13, 2022, a total of $133,533 under the promissory note was repaid on January 19, 2022, and the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account. In addition, to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans. As of March 31, 2026, there was $1,983,532 outstanding under the Working Capital Loans. By comparison, as of December 31, 2025, there was $1,831,630 under Working Capital Loans.

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Pursuant to the January 2023 Stockholder Meeting, the June 2023 Stockholder Meeting and January 2024 Stockholder Meeting, each to extend the Termination Date and to provide for the payment of extension payments to the Trust Account, monthly extension loan advances (the “Extension Loan”) have occurred on the Company’s behalf to fund the required payment by the Sponsor or its affiliate or designee into the Trust Account in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination. As of March 31, 2026, there was $3,506,664 outstanding under the Extension Loan and as of December 31, 2025, there was $3,506,664 outstanding under the Extension Loan.

During the fiscal year ended December 31, 2025, the Company withdrew $190,519 from the cash held in the trust account for the payment of taxes. During that period, the Company paid $57,114 of franchise taxes. During the three months ended March 31, 2026, the Company withdrew $18,211 from the cash held in the trust account and such funds were deposited into the Company’s operating account for taxes. The Company paid $18,211 of Franchise taxes, and the Company did not pay any other tax payments and there is $805,660 of income payable as of March 31, 2026. As of December 31, 2025, the Company had income taxes payable of $784,432. In addition, during the fiscal year ended December 31, 2024, the Company used $515,000 of amounts withdrawn from the trust account for tax purposes to fund Company operating expenses. Under the terms of the Company’s trust agreement, amounts withdrawn from the trust account for the payment of taxes are required to be used directly and solely for the payment of taxes. Based on the Company’s consultation with legal, the use of the funds to pay for general operating expenses was not in accordance with the terms of the Trust Agreement. As of March 31, 2026 and as of the date of this report, the Company had not paid the income taxes for which those amounts were withdrawn.

As a result of the foregoing, the Company is delinquent in paying certain tax obligations and is incurring, and expects to continue to incur, penalties and interest until such tax obligations are paid. The amount withdrawn from the trust account for tax purposes was used for operating expenses. The Company remains obligated to use the trust fund solely for the payment of taxes in accordance with the trust agreement. The Company’s failure to timely pay its tax obligations, and the related accrual of penalties and interest, may adversely affect its liquidity and financial condition and could reduce the funds otherwise available to the Company to fund operating expenses and complete an initial business combination.

The Company intends to satisfy its outstanding tax obligations, including any applicable penalties and interest, using available cash, permitted withdrawals from the trust account, or other financing sources that may become available to the Company. There can be no assurance that the Company will have sufficient funds available to pay all outstanding tax obligations, penalties and interest when due, or to fund its working capital needs through the completion of an initial business combination. If the Company is unable to obtain additional financing or otherwise satisfy its obligations, it may be required to take additional actions to preserve liquidity, which could delay or adversely affect its ability to complete an initial business combination.

Based on the foregoing, management believes that the Company expects to continue to incur significant costs in pursuit of the consummation of a Business Combination. The Company’s liquidity needs prior to the consummation of the Initial Public Offering had been satisfied through proceeds from notes payable and from the issuance of common stock. However, the $2,704 in cash as of December 31, 2025 will not be sufficient to allow the Company to operate for at least the next 12 months from the issuance of the financial statements. Additionally, the combination period is less than one year from the date of the issuance of the financial statements. As a result, there is substantial doubt that the Company can sustain operations for a period of at least one-year from the issuance date of these financial statements.

The Company’s Sponsor, officers and directors may, but are not obligated to, loan the Company funds from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing if needed. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses.

Going Concern Consideration

The Company expects to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unsuccessful in consummating an initial business combination within the prescribed period of time from the closing of the Initial Public Offering, the requirement that the Company cease all operations, redeem the Public Shares and thereafter liquidate and dissolve raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management has determined that the Company does not have sufficient funds to fund the working capital needs of the Company until the consummation of an initial business combination or the winding up of the Company as stipulated in the Company’s amended and restated memorandum of association. The accompanying financial statement has been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern.

Internal Control Over Financial Reporting

In connection with the preparation and audit of the Company’s financial statements as of and for the year ended December 31, 2025, management identified material weaknesses in the Company’s internal control over financial reporting. The material weaknesses consisted of: (i) inadequate segregation of duties within accounting processes due to limited personnel; (ii) insufficient written policies and procedures for accounting, information technology, financial reporting and recordkeeping; (iii) a lack of controls over the financial reporting process that failed to recognize the accrual of penalties and interest on tax payables and resulted in the revision of previously issued financial statements; and (iv) a lack of controls to monitor compliance with the provisions of the Trust Agreement relating to the use of funds withdrawn from the Trust Account for payment of the Company’s tax liabilities.

These material weaknesses increase the risk that a material misstatement of the Company’s annual or interim financial statements may not be prevented, or detected and corrected, on a timely basis, and could result in additional revisions to the Company’s financial statements, additional penalties and interest on tax liabilities, or noncompliance with the Trust Agreement. The Company is an emerging growth company and is not required to have, and MaloneBailey, LLP was not engaged to perform, an audit of the effectiveness of the Company’s internal control over financial reporting. Accordingly, MaloneBailey, LLP did not express an opinion on the effectiveness of the Company’s internal control over financial reporting.

Material Weaknesses in Internal Control Over Financial Reporting

In connection with the preparation and audit of the Company’s financial statements as of and for the year ended December 31, 2025, management identified material weaknesses in the Company’s internal control over financial reporting. The material weaknesses related to inadequate segregation of duties within accounting processes due to limited personnel, insufficient written policies and procedures for accounting, information technology, financial reporting and recordkeeping, lack of controls over the financial reporting process that failed to recognize the accrual of penalties and interest on tax payables and resulted in revisions to previously issued financial statements, and lack of controls to monitor compliance with the provisions of the Trust Agreement related to the use of funds withdrawn from the Trust Account for payment of the Company’s tax liabilities.

As a result of these material weaknesses, there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements would not be prevented, or detected and corrected, on a timely basis. The Company has begun evaluating remediation measures, including enhancing review controls over financial reporting, tax accruals and Trust Account withdrawals, and developing additional accounting, information technology, financial reporting and recordkeeping policies and procedures. The material weaknesses will not be considered remediated until the applicable controls have been designed, implemented and operated for a sufficient period of time and management has concluded, through testing, that the controls are operating effectively.

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Contractual obligations

As of March 31, 2026, we do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay an affiliate of our Sponsor a monthly fee of $10,000 for office space, utilities and administrative support provided to the Company and deferred underwriting commission payable to the underwriter. We began incurring these fees on January 13, 2022 and will continue to incur these fees monthly until the earlier to occur of the completion of the initial Business Combination and the Company’s liquidation.

For the year ended December 31, 2025, $120,000 of expenses was recorded and included in General, administrative and operational costs in the statement of operations. By comparison, for the year ended December 31, 2024, $120,000 of expense was recorded and included in General, administrative and operational costs in the statement of operations.

For the three months ended March 31, 2026, $30,000 of expenses was recorded and included in General, administrative and operational costs in the statement of operations. By comparison, for the three months ended March 31, 2025, $30,000 of expense was recorded and included in General, administrative and operational costs in the statement of operations.

The underwriter is entitled to deferred commissions of $3,555,674 from the Units sold in the Initial Public Offering. The deferred commissions will become payable to the underwriter from the amounts held in the Trust Account solely if we complete a Business Combination, subject to the terms of the underwriting agreement.

Critical Accounting Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have not identified any critical accounting estimates.

Recent Accounting Pronouncements

In November 2024, the FASB issued Accounting Standards Update (“ASU”) 2024-03, “Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses”, requiring public entities to disclose additional information about specific expense categories in the notes to the financial statements on an interim and annual basis. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of adopting ASU 2024-03.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our IPO or until we are no longer an “emerging growth company,” whichever is earlier.

Item 3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its management at no cost. Given the limited need of the Company, management believes that the office space is more than suitable and adequate. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

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Item 4. Security Ownership of Certain Beneficial Owners and Management.

	Common Stock
Name and Address of Beneficial Owner(2)	Number of Shares Beneficially Owned	Approximate Percentage of Class
Directors and Executive Officers:
Johann Tse(1)	2,990,897	99.77%
Rita Jiang(1)	2,990,897	99.77%
Keith Adams	-	-
Teck-Yong Heng	-	-
Nicholas Shao	-	-
Wayne Trimmer	-	-
All six (6) executive officers and directors as a group (individuals)	2,990,897	99.77%

Five Percent (5%) Stockholders:
Broad Capital LLC(1)	2,990,897	99.77%

*	Represents less than one percent (1%) of outstanding common stock

(1) Broad Capital LLC, our sponsor, is the record holder of the securities reported herein. Johann Tse, our Chief Executive Officer, and Rita Jiang, our Chief Financial Officer are directors and the 50:50 owners of our sponsor. By virtue of this relationship, Mr. Tse and Ms. Jiang may be deemed to share beneficial ownership of the securities held of record by our sponsor. Mr. Tse and Ms. Jiang disclaim any such beneficial ownership except to the extent of their respective pecuniary interest. Unless otherwise indicated, the business address of each of these entities and individuals is 6208 Sandpebble Court, Dallas, TX 75254. Mr. Tse and Ms. Jiang have voting and dispositive power over the shares owned by Broad Capital LLC. Percentages reflect beneficial ownership and should not be aggregated because Mr. Tse and Ms. Jiang may each be deemed to share voting and dispositive power over the same securities held by Broad Capital LLC.

(2) Does not include beneficial ownership of any shares of common stock underlying outstanding placement rights as such shares are not issuable within 60 days of the date of this report.

Item 5. Directors and Executive Officers.

(a)	Identification of Directors and Executive Officers.

Our officer and directors, and additional information concerning each of them, are as follows:

Name	Age	Position
Johann Tse	59	Chief Executive Officer; Director; and Member of our Nomination Committee
Rongrong “Rita” Jiang	47	Chief Financial Officer; Director
Nicholas Shao	54	Independent Director; Chair of our Nomination Committee; and Member of our Audit Committee
Wayne Trimmer	66	Independent Director; Chair of our Compensation Committee; and Member of our Audit Committee
Teck-Yong Heng	52	Independent Director; Chair of our Audit Committee; and Member of our Compensation Committee
Keith Adams	48	Independent Director; Member of our Nomination Committee; and Member of our Compensation Committee

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Our management team is led by Johann Tse, Chief Executive Officer, who is the founder of Aquarian Capital, LLC, which advises corporate buyers and sellers worldwide on M&A transactions. Previously, Mr. Tse was the Director of International M&A with Yum! Brands where he led acquisitions, divestitures and franchising transactions across its quick service restaurants portfolio across many countries and previously created and managed the corporate venture capital program for Rohm and Haas Company focusing on new materials and material-enabled technologies, and helped broaden the Company’s avenues for growth, in addition to corporate strategic planning and M&A responsibilities. Our management team is also led by Rongrong (Rita) Jiang, CFA, our Chief Financial Officer, who brings an extensive background in domestic and international business focusing on accounting, finance, investment and management, as a Chartered Financial Analyst. Ms. Jiang brings significant experience conducting due diligence to potential target investment companies, negotiating investment terms and creating transaction structures working closely with portfolio companies, and providing value-add services such as introducing strategic partners, clients, industry investors, relevant government authorities. Moreover, we are led by four exceptional independent directors who bring exceptional experience, professionalism, knowledge that is integral to the Company and are committed to our success.

Johann Tse, our Chief Executive Officer, has more than 30 years of experience in the fields of corporate operation and management, venture capital, and multinational mergers and acquisitions and has served as an independent board member of several Chinese companies listed in the United States in sectors including tourism, media and restaurant supplies manufacturing and sales. As a pioneer, investor and cross-cultural entrepreneur, he brings deep insights and rich experience for the formulation and implementation of corporate development strategies for businesses in Asia, Europe and North America on a global scale. Mr. Tse founded Aquarian Capital, LLC in August 2005, which specializes in advising international mergers and acquisitions and investments. Aquarian Capital has founded and manages companies in several sectors, covering North America, Greater China, Israel, Asia, Europe and Latin America.

Aquarian Capital’s current initiatives include the development and financing of renewable energy projects, including overall planning of EPC and beyond. Projects include photovoltaic, wind energy and pumped-storage hydroelectricity in North America, Latin America, Asia, Africa and Europe. Aquarian Capital also develops and operates large-scale organic farms in Mexico that serves the US market. Aquarian Capital was an early-stage investor in Boston Heart Diagnostics, which was later sold to Eurofins Scientific.

Prior to founding Aquarian Capital, Mr. Tse was the director of international acquisitions and mergers of Yum! Brands from 2004 to 2005 where he acquired and sold a number of businesses in Asia, Western Europe, Russia and the Americas, including the successful acquisition of Russia’s largest fast-food chain. Prior to this, he was responsible for strategic planning, corporate mergers and acquisitions, and founded and managed the corporate venture capital department for Rohm and Haas (now part of Dow Chemical), a major U.S. specialty chemicals company, from 2000 to 2004, focusing on venture capital investment in material science companies in semiconductors, optoelectronics, nanotechnology, etc. during which he conducted in-depth investigation of more than 140 companies. Mr. Tse was an active advocate for corporate VC investments and collaboration to accelerate innovation and step-out growth.

Mr. Tse previously served as the chief representative of the British/Hong Kong conglomerate Swire Group in Shanghai and Beijing from July 1990 to December 1998 where he was responsible for government relations, corporate development, and the formulation and implementation of its China strategy. During this time, Mr. Tse set up 13 joint ventures and wholly-owned enterprises across different industries in China for Swire. He also led a joint venture food company between Swire Group and Coca-Cola in Guangzhou, China, successfully established and operated a limousine business for Swire Group in Hong Kong, expanded Coca-Cola beverage sales channels, and developed markets for telecommunications and software products.

Mr. Tse was the founder and vice chairman of the Shanghai Hong Kong Chamber of Commerce, a board member of the British Chamber of Commerce in Shanghai, and an executive director of the Hong Kong Chamber of Commerce in China. He has been a mentor to MBA students at Southern Methodist University in Dallas, co-founder of the Dallas Business Club and 2009 president, and currently as board member of the Dallas Committee on Foreign Relations. He co-founded and served as director of the Texas-Israel Chamber of Commerce. He has been board member of the Circle Ten Council, Boy Scouts of America. He is a frequent speaker at various international conferences on venture capital, M&A, and renewable energy. Mr. Tse graduated with a Bachelor’s of Science in electronics engineering from the Chinese University of Hong Kong and an MBA from INSEAD, Fontainebleau, France. His early academic research included waveguides, integrated optics and digital video transmission, and published several papers in IEEE journals and at international conferences.

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Rongrong (Rita) Jiang, CFA, our Chief Financial Officer, brings more than a decade’s worth of experience in entrepreneurship, senior executive management, corporate finance, management consulting and venture capital investment. Ms. Jiang is a founding partner of Ginger Capital LLC since April 2011 that provides comprehensive investment and strategic advisory services to companies on market expansion, cross-border merger and acquisition, private and public financial reporting, IPO preparation and strategic partnership planning, etc. Ginger Capital’s core team consists of well-known industry veterans, seasoned mergers and acquisitions specialists, investors and finance experts.

Ms. Jiang is also a founding partner of Whitestone Investment Management LLC since April 2015 that focuses on early-stage venture investment in technology companies around the world. Within Whitestone, Ms. Jiang is responsible for discovering new investments, growing the company’s network of shareholders and facilitating cross-border collaborations between companies and investors in the US and Asia. She mentors innovative, high-potential startups looking to scale up through strategic relationships with stakeholders in Whitestone’s network. Whitestone Investment Management, under her leadership, has invested in several tech companies involved in 3D, revenue management and collection of offline purchase data to gain insights on shopper behavior.

Prior to founding Ginger Capital LLC and Whitestone Investment Management, Ms. Jiang was a director of Woodlake Group from March 2011 to June 2013. Woodlake is a private investment firm specializing in technology transfer, cross-border M&A and raising private equity. Prior to that, she served as Executive Vice President of Finance of V Media Corp. (formerly China New Media Corp.) from February 2010 to December 2014, where she was in charge of the company’s overall public market activities including quarterly and annual financial filing, audit preparation, investor relations and corporate secretarial practices. She was Vice President of Hayden Communications International from May 2008 to July 2009.

Ms. Jiang has been a board member for a number of companies, such as Bionik (China) Medical Technology Co., Ltd, a joint venture in medical devices, and Jade International Financing and Leasing Co., Ltd., an alternative financing and equipment leasing firm focused on serving the business needs of middle market enterprises, and providing custom financing programs for equipment suppliers ranging from medical devices to energy related equipment and telecommunications gears, etc. Ms. Jiang is a CFA charter holder. She received a Bachelor of Science degree from University of Science and Technology, China, and a Master of Science degree in Chemistry from Northwestern University, Chicago.

Wayne Trimmer, Independent Director, Chair of our Compensation Committee, and Member of the Audit Committee, is Founder and President of IBS-Aquarian LLC, an international business development advisory firm. He brings extensive business development, sales and operations experience with focus on aerospace and defense industries. He has participated in public offerings, mergers and acquisitions, market entry, joint ventures and strategic partnerships. Mr. Trimmer’s functional focus includes business process outsourcing (BPO), aircraft maintenance, repair and overhaul (MRO) and system sustainment, business aviation, and telecommunication. His geographic coverage includes the Americas, Europe, Asia, Russia, and Middle East and North Africa (MENA) region. Mr. Trimmer provides client-centric project management for domestic and international clients. He has deep understanding of industry dynamics, extensive professional network with key executives and government officials, and strong cultural sensitivity.

Mr. Trimmer’s previous aerospace industry roles include Senior Project Director at Lockheed Martin from 1993 to 1997, where he was responsible for providing global aerospace and defense logistics, training and supply chain services. He was previously Director of Contract and Commercial Management with Airbus Group (including EADS and Aérospatiale) from 1989 to 1993, where his responsibility included both domestic US and international business development and FAA certifications and compliance agreements for commercial, military, and paramilitary aircraft for law enforcement applications including spare parts supply chain and subcontractor certification as FAA repair stations. Prior to Airbus Group, he served as Director of Contracts at DynCorp International.

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Mr. Trimmer served in the United States Marine Corps as aircrew flying the Douglas A-4M/OA-4M series “Skyhawk” light attack aircraft and led twenty-five Marines in a communication, navigation, fire control and electronics system division. He has been an active member of Dallas Committee on Foreign Relations, a member of World Affairs Council, a member of Business Executive for National Security (BENS). He also served as the President of the North Texas National Defense Industrial Association (NDIA), and the Chairman of the AirPower Council. Mr. Trimmer holds a Master’s of Science in Management from Boston University and a Bachelor’s degree in Aviation from Southern Illinois University.

Nicholas Shao, Independent Director, Chair of our Nomination Committee and Member of the Audit Committee, is the Founder of Ningfeng Capital, Ltd. in November 2015 and an angel investor with a portfolio of more than 10 companies. Ningfeng Capital invests in private companies of various stages in China and brings decades of deal sourcing and investment experience. Prior to founding Ningfeng Capital, from 2002-2014, Mr. Shao served as Deputy Head of Investment for China and Managing Director at Carlyle Asian Growth Partners in Shanghai with more than $2 billion assets under management, where he was a key member of The Carlyle Group’s China growth capital/venture capital fund. He performed deal sourcing, execution and post-investment management and monitoring of a large number of portfolio companies in China, Hong Kong and Taiwan.

Before Carlyle, from 2000-2002, Mr. Shao was an Equity Research Analyst at Credit Suisse First Boston, based in Hong Kong and Taipei, where he was member of #1 ranked technology equity research team in Asia. In this role, he provided detailed coverage of Taiwanese semiconductor memory/TFT-LCD sectors with ten companies under coverage.

Mr. Shao began his professional career at Digital Equipment Corporation where he was a senior software engineer and project manager and managed the consulting office at Microsoft. Mr. Shao coordinated more than thirty digital employees onsite, negotiated with Microsoft managers on cost sharing and technical issues and managed the team that translated Microsoft Internet software to run on Digital’s proprietary hardware. The resulting product contributed significantly to increased workstation sales. Mr. Shao received an MBA at Columbia Business School and has a Bachelor of Science in Computer Science from University of Washington.

Teck-Yong Heng, Independent Director, Chair of our Audit Committee and Member of our Compensation Committee, brings more than 20 years of private equity and M&A experience most recently as an independent Board Member, Audit Committee Chairman, and Compensation Committee Chairman for NASDAQ listed LiXiang Education Holding Co. Ltd. (NASDAQ: LXEH) from October 1, 2020 to August, 2026, an independent Board Member, Audit Committee Chairman, for NASDAQ listed WiMi Hologram Cloud Inc. (NASDAQ: WIMI) from May, 2021 through March, 2026, and the managing partner of C2 Partners (“C-Squared Partners”), a China focused consumer sector private equity fund since May 2018. Before founding C-Squared Partners, he was managing director in QianHai Fund of Funds (“Qianhai FoF”), a Shenzhen headquartered fund which was founded in 2016 with assets under management of approximately $4.5 billion, where Mr. Heng led and recommended public and private equity direct investments in addition to LP commitments into private equity/venture capital funds.

Prior to Qianhai FoF, Mr. Heng worked at Pavilion Capital (an affiliated entity of Temasek Holdings) from 2012 to 2016, Temasek Holdings from 2004 to 2012, Cambridge Associates from 2003 to 2004, Singapore Power International from 2001 to 2003, and Arthur Andersen from 1998 to 2001. During his career, he was involved in direct investments in venture capital, private equity and public equity investing, in addition to investment in private equity funds with the various institutions he worked in. Industries which he had specialized investment experience ranged from consumer and consumer internet, media and advertising, healthcare and life sciences, aviation and transportation, utilities, clean technology etc. Prior to his direct investments experience, Mr. Heng was an auditor with an international public accounting firm and also in investment research and consulting. During his career, Mr. Heng has been based in Singapore, Hong Kong, Beijing, Shenzhen and Shanghai.

One of the largest transactions in his career included the concurrent sale of three natural gas power generation companies in Singapore with a total transaction value of $8 billion. This set of M&A transactions spanned 5 years of planning and execution and completed successfully in the midst of the 2007/2008 global financial crisis. The three transactions are (1) $3.1 billion divestment of Tuas Power to China Huaneng Group (March 2008); (2) $2.5 billion divestment of Senoko Power to LionPower (Consortium comprising Marubeni, GDF Suez, Kansai, Kyushu, JBIC); (September 2008); (3) $2.4 billion divestment of PowerSeraya to Sabre Energy Industries / Malaysia YTL Power (March 2009). The set of transactions were awarded a series of M&A and private equity awards from the industry media in 2009.

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As a Singaporean, Teck-Yong served in the Singapore military from 1992-1995 as an instructor in the School of Military Medicine and later as a Platoon Sergeant in a Combat Support Hospital in the reservist unit. Mr. Heng graduated from Nanyang Technological University with a bachelor’s degree in Accountancy (with Honors) and is a graduate of Harvard Business School’s General Management Program. He is a Chartered Financial Analyst (CFA), Chartered Accountant (CA), Chartered International M&A Expert (IM&A) and a member of Singapore Institute of Directors.

Keith Adams, Independent Director, Member of our Compensation Committee, and a Member of our Nomination Committee, brings executive leadership and direction in the management and operation of all information systems and technology investment projects and is responsible for all aspects of strategic IT planning. Since January 2016, Mr. Adams has served as the Director of Operations and approves and leads China Century Capital’s private equity funds, IPOs and strategic partnership towards information technology and electronics products. The financial investments that Mr. Adams approves follow innovation initiatives and corporate organization in collaboration with business and technology leaders across the company. The partnership explores emerging technologies and assesses their impact on the company’s business, prototypes, and evaluates new concepts. Mr. Adams also recommends product improvements and safety features prior to seeking investors for products. Mr. Adams is also responsible for industry standards and technical writing.

Before joining China Century Capital, Mr. Adams served as a senior network engineer for design and distribution with Pennsylvania Power and Light (PPL) in the automation department from January 2015 to January 2016. While employed with PPL, he worked with the R&D team plus he engineered and designed network systems for cellular modems that utilized AT&T Mobility 3G and LTE networks to control the transmission and distribution of electricity from nuclear power plants, coal power plants and energy substations. While with PPL, Mr. Adams was awarded engineer of the year for 2015. Before his employment with PPL, Mr. Adams channeled his career with AT&T Mobility from 1999 to 2016 serving as a contract senior network engineer and eventually becoming an engineering project manager. During his career with AT&T Mobility, he conducted resource planning and analysis, engineered, personally lead turn-key projects, commissioned, programmed, and performed quality control audits towards the evolution of cellular telecommunications for TDMA, GSM, 3G, 4G and LTE networks.

At the height of his career with AT&T Mobility, Mr. Adams managed more than 80 engineers in several markets throughout the United States, which included the turf areas of Philadelphia, New York City, New England, Washington D.C., Baltimore, the Carolinas, Atlanta, Houston and Los Angeles. During his employment with AT&T Mobility, Mr. Adams was awarded employee of the year for all of the United States for 2011. He was also the recipient of several employee of the month awards during his employment with AT&T Mobility. Mr. Adams began his professional career with the United States Navy in 1996 where he proudly served as a cryptologist and maintained a top-secret security clearance while encrypting and deciphering unknown communication codes using state-of-the art equipment. While serving on board the ship, USS Mt. Hood AE-29, Mr. Adams was a recipient of the sailor of the month award.

Mr. Adams received his MBA degree in Innovation and Change Management at York St. John University, his Business Diploma in Business Administration with a focus in Management in Operations at International Business Management Institute, a Technical Degree in Network Systems and Telecommunications at Point to Point Technical Institute, and another Technical Degree in Cryptology and Military Intelligence at Naval Technical Training Center.

We believe that our management teams’ expertise and experience in structuring complex transactions, accessing the capital markets, and leading special purpose acquisition corporations, combined with our extensive relationships through a network of advisors and affiliates, will make us a partner of choice for potential business combination targets. We expect to also take advantage of our management teams’ extended network in Asia to identify and analyze potential business combination targets.

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(b) Significant Employees.

None.

(c) Family Relationships.

None.

(d) Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Registrant during the past ten years.

Item 6. Executive Compensation.

The following table sets forth the cash and other compensation paid by the Company to its officer and directors since inception.

Name and Position	Period	Salary	Bonus	Option Awards	Other Comp	Total
Johann Tse, Chief Executive Officer and Director	April 16, 2021 (inception) through December 31, 2025	None	None	None	None	None

Rongrong “Rita” Jiang, Chief Financial Officer	April 16, 2021 (inception) through December 31, 2025	None	None	None	None	None

Nicholas Shao, Independent Director	April 16, 2021 (inception) through December 31, 2025	None	None	None	None	None
Wayne Trimmer, Independent Director	April 16, 2021 (inception) through December 31, 2025	None	None	None	None	None
Teck-Yong Heng, Independent Director	April 16, 2021 (inception) through December 31, 2025	None	None	None	None	None
Keith Adams, Independent Director	April 16, 2021 (inception) through December 31, 2025	None	None	None	None	None

(1)	Johann Tse was appointed to serve as a Chief Executive Officer and director on April 16, 2021.
(2)	Rongrong “Rita” Jiang was appointed to serve as Chief Financial Officer; Director on April 16, 2021.
(3)	Nicholas Shao was appointed as director on January 13, 2022 upon the pricing of our initial public offering.
(4)	Wayne Trimmer was appointed as director on January 13, 2022 upon the pricing of our initial public offering.
(5)	Teck-Yong Heng was appointed as director on January 13, 2022 upon the pricing of our initial public offering.
(6)	Keith Adams was appointed as director on January 13, 2022 upon the pricing of our initial public offering.

The compensation discussion addresses all compensation awarded to, earned by, or paid to the Company’s named executive officers. The Company’s officer and directors have not received any cash or other compensation since inception through the date of this filing. No compensation of any nature has been paid for on account of services rendered by a director in such capacity. It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain members of our management for the purposes of providing services to the surviving entity. No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Except as otherwise disclosed herein, there are currently no understandings or agreements regarding compensation our management will receive after a business combination.

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Compensation Committee and Insider Participation

The Company does not have a standing compensation committee or a committee performing similar functions.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Certain Relationships and Related Transactions

On May 7, 2021, our sponsor paid an aggregate of $25,000, or approximately $0.004 per unit, in exchange for the issuance of 2,875,000 insider shares, par value $0.000001. The number of insider shares issued was determined based on the expectation that such insider shares would represent 20% of the outstanding shares upon completion of this offering (excluding the placement units and underlying securities). Up to 375,000 insider shares held by our sponsor were subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option was exercised. A portion of the insider shares (335,233 shares of common stock) were forfeited since the underwriters exercised the over-allotment option only in part.

The insider shares (including the common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. In addition, our sponsor has transferred 80,000 insider shares of common stock among our four independent directors effective as of May 25, 2021.

On January 13, 2022, simultaneously with the closing of our initial public offering, our sponsor purchased an aggregate of 446,358 placement units at a purchase price of $10.00 per unit in a private placement for an aggregate purchase price of $4,463,580. There will be no redemption rights or liquidating distributions from the trust account with respect to the insider shares, placement shares or placement rights, which will expire worthless if we do not consummate a business combination by January 13, 2026, provided the Company deposits into the Trust Account $3,036 for each monthly extension period commencing on January 13, 2025 and ending on January 13, 2026 (unless the closing of the Company’s initial business combination shall have occurred). There will be no redemption rights or liquidating distributions from the trust account with respect to the insider shares, placement shares, placement rights or placement rights, which will expire worthless if we do not consummate a business combination by January 13, 2026, unless otherwise extended by our stockholders.

On January 8, 2024, the Company amended the Company’s investment management trust agreement (the “Trust Agreement”), dated as of January 10, 2022, as amended on January 11, 2023 and June 12, 2023, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to reduce the amount of the Monthly Extension Loan to $60,000 for each one-month extension beginning on January 13, 2024 until January 13, 2025, to extend the Termination Date for an additional twelve (12) one-month extensions until January 13, 2025, to require Continental Stock Transfer & Trust Company to invest funds in an interest-bearing demand deposit account, and to update certain defined terms in the Trust Agreement. As of December 31, 2025 and December 31, 2024, there were $3,506,664 and $3,503,628 outstanding under extension loans, respectively.

On January 13, 2025, the Company held a Special Meeting of Stockholders at which time, stockholders holding 1,616,447 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $11.96 per share of the funds in the Trust Account. As a result, approximately $19.3 million was removed from the Trust Account to pay such holders. Following the redemption, the Company’s remaining Public Shares of common stock outstanding totaled 101,216 shares. The Company must deposit into the Trust Account $3,036 for each monthly extension period commencing on January 13, 2025 and ending on January 13, 2026.

On January 9, 2026, the Company held a Special Meeting of Stockholders at which time, the Company’s stockholders approved an amendment to the Company’s Charter as further amended on January 11, 2023, June 12, 2023, January 8, 2024 and January 13, 2025 (the “Charter Amendment Proposal”), (a) to extend the date by which we have to consummate a business combination from January 13, 2026 (the “Termination Date”) by up to eighteen (18) one-month extensions to July 13, 2027 (the “Extended Date”) and (b) to decrease the monthly extension fee (the “Monthly Extension Loan”) to the Adjusted Monthly Extension fee of $139.38 commencing on January 13, 2026. And stockholders holding 94,247 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $12.42 per share of the funds in the Trust Account. As of March 31, 2026 and December 31, 2025, there were $3,506,664 and $3,506,664 outstanding under extension loans, respectively.

No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our sponsor, officers or directors or any affiliate of our sponsor, officers or directors prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

We do not expect to seek loans from parties other than our sponsor or an affiliate of our CEO as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. After our initial business combination, members of our management team who remain with us may be paid consulting, management, or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

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The holders of the insider shares, representative shares, placement units, and units that may be issued upon conversion of working capital loans (and in each case holders of their component securities, as applicable) have (or will have) registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement signed on January 13, 2022. These holders are entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include their securities in other registration statements filed by us.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification.

The Company currently uses the office space and equipment of its management at no cost.

Director Independence

Our Common Stock is not quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our board of directors be independent and therefore, the Company is not subject to any director independence requirements. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. Under such definition, one of our directors, Ian Jacobs, would not be considered independent as he serves as an officer of the Company.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Item 8. Legal Proceedings.

There are presently no pending legal proceedings to which the Company or any of its property is subject, or any material proceedings to which any director, officer or affiliate of the Registrant, any owner of record or beneficially of more than five percent of any class of voting securities is a party or has a material interest adverse to the Company, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

(a) Market Information.

The Common Stock is not trading on any stock exchange. The Company is not aware of any market activity in its Common Stock since its inception through the date of this filing.

Securities authorized for sale under Rule 144 of the Securities Act or that the Company has agreed to register under the Securities Act in the future; or Securities that are being, or is proposed to be, publicly offered by the company, the offering of which could have a material effect on the market price of its common equity.

None.

(b) Holders.

As of the date of this filing, there were two record holders of an aggregate of 2,990,897 shares of the Common Stock issued and outstanding.

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(c) Dividends.

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant’s business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10. Recent Sales of Unregistered Securities.

None.

Item 11. Description of Registrant’s Securities to be Registered.

(a) Capital Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 101,000,000 shares of capital stock, of which 100,000,000 are shares of Common Stock and 1,000,000 are shares of Preferred Stock. As of the date of filing this Registration Statement 2,997,866 shares of Class A Common Stock (including 6,969 shares subject to possible redemption) and zero shares of Preferred Stock were issued and outstanding.

Common Stock

The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Company’s board of directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or pre-emptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 1,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and Bylaws, copies of which are filed herewith as exhibits.

(b) Debt Securities.

None.

(c) Warrants and Rights.

Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a Public Right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each Public Right upon consummation of the Business Combination. The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, the holders of the Public Rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination.

(d) Other Securities to Be Registered.

None.

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Item 12. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

●	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 13. Financial Statements and Supplementary Data.

The Company’s financial statements included in this Registration Statement on Form 10, including an index thereto, are set forth on page F-1 after the Signature page and are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

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Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following the signature page.

(b) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of January 10, 2022, between the Company and Chardan Capital Markets, LLC(5)
2.1	Agreement and Plan of Merger and Business Combination Agreement dated as of January 18, 2023, by and between Broad Capital Acquisition Corp., a Delaware corporation, as Predecessor, Openmarkets Group Pty Ltd, an Australian corporation, as the Company, BMYG OMG Pty Ltd, as the Shareholder, and Broad Capital LLC, a Delaware limited liability company, as the Indemnified Party Representative (6)
2.2	Business Combination Agreement by and among Broad Capital Acquisition Corp, Conwall Construction Industries Limited, Conwall DE Sub Inc, and Conwall Construction Industries Sdn. Bhd.
3.1	First Amended and Restated Certificate of Incorporation(5)
3.2	Form of Amended and Restated Certificate of Incorporation(4)
3.3	Bylaws(1)
3.4	First Amendment to the Amended and Restated Certificate of Incorporation of Broad Capital Acquisition Corporation(7)
3.5	Second Amendment to the Amended and Restated Certificate of Incorporation of Broad Capital Acquisition Corporation(8)
3.6	Third Amendment to the Amended and Restated Certificate of Incorporation of Broad Capital Acquisition Corporation(9)
3.7	Fourth Amendment to the Amended and Restated Certificate of Incorporation of Broad Capital Acquisition Corporation(10)
3.8	Fifth Amendment to the Amended and Restated Certificate of Incorporation of Broad Capital Acquisition Corporation(11)
4.1	Specimen Unit Certificate(2)
4.2	Specimen common stock Certificate(2)
4.3	Specimen Rights Certificate(2)
4.4	Rights Agreement, dated as of January 10, 2022, between Continental Stock Transfer & Trust Company and the Company(5)
4.5	Description of Registered Securities(12)
10.1	Investment Management Trust Agreement, dated as of January 10, 2022, between Continental Stock Transfer & Trust Company and the Company(5)
10.2	Registration and Stockholder Rights Agreement, dated as of January 10, 2022, among the Company, Broad Capital LLC and certain directors of the Company(5)
10.3	Private Placement Unit Purchase Agreement, dated as of January 10, 2022, between the Company and Broad Capital LLC(5)
10.4	Form of Indemnity Agreement(2)
10.5	Promissory Note, dated as of April 16, 2021, issued to Broad Capital LLC(1)
10.6	Securities Subscription Agreement, dated May 7, 2021, between the Registrant and Broad Capital LLC(1)
10.7	Letter Agreement, dated as of January 10, 2022, among the Company, Broad Capital LLC and each of the officers and directors of the Company(5)
10.8	Administrative Services Agreement between the Company and Broad Capital LLC(5)
10.9	Amendment to Promissory Note(3)
14	Form of Code Ethics(1)

*	Filed herewith.

(1)	Incorporated by reference to the Company’s Registration Statement (Draft), filed with the SEC on July 6, 2021.
(2)	Incorporated by reference to the Company’s Form S-1, filed with the SEC on August 19, 2021.
(3)	Incorporated by reference to the Company’s Form S-1, filed with the SEC on September 15, 2021
(4)	Incorporated by reference to the Company’s Form S-1, filed with the SEC on December 16, 2021
(5)	Incorporated by reference to the Company’s Form 8-K, filed with the SEC on January 14, 2022.
(6)	Incorporated by reference to the Company’s Form 8-K, filed with the SEC on January 24, 2023.
(7)	Incorporated by reference to the Company’s Form 8-K, filed with the SEC on January 17, 2023.
(8)	Incorporated by reference to the Company’s Form 8-K, filed with the SEC on June 17, 2023
(9)	Incorporated by reference to the Company’s Form 8-K, filed with the SEC on January 12, 2024
(10)	Incorporated by reference to the Company’s Form 8-K, filed with the SEC on January 17, 2025
(11)	Incorporated by reference to the Company’s Form 8-K, filed with the SEC on January 21, 2026
(12)	Incorporated by reference to the Company’s Form 10-K, filed with the SEC on April 15, 2026

30

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 12, 2026	BROAD CAPITAL ACQUISITION CORP

	By:	/s/ Johann Tse
	Name:	Johann Tse
	Title:	Chief Executive Officer

Date: August 12, 2026	By:	/s/ Rongrong Jiang
	Name:	Rongrong Jiang
	Title:	Chief Financial Officer

31

BROAD CAPITAL ACQUISITION CORP.

December 31, 2025

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Broad Capital Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Broad Capital Acquisition Corp. (the “Company”) as of December 31, 2025 and 2024, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans and the Company’s business plan is dependent on the completion of a business combination within a prescribed period of time and if not completed will cease all operations except for the purpose of liquidating. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of a Matter - Corporate Income Tax Withdrawals from Trust Account

As discussed in Note 3 to the financial statements, as of December 31, 2025, the Company withdrew $0.9 million of interest income earned in the Trust Account for payment of the Company’s corporate income tax liabilities as permitted by the terms of the Trust Agreement governing the Trust Account. Through December 31, 2025, the Company had not used those funds to pay its tax obligations; instead the funds were used to pay for general operating expenses which was not in accordance with the Trust Agreement.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2021.

Houston, Texas

August 12, 2026

F-2

BROAD CAPITAL ACQUISITION CORP

BALANCE SHEETS

	December 31, 2025	December 31, 2024
ASSETS
Current Assets
Cash	$2,704	$585
Restricted cash	15,182	-
Total Current Assets	17,886	585

Cash held in trust account	1,257,251	20,521,640

Total Assets	$1,275,137	$20,522,225

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$2,261,890	$2,157,903
Accounts payable	871,286	718,392
Franchise tax payable	18,211	55,834
Income tax payable	784,432	701,549
Other liability	283,189	112,160
Extension loans	3,506,664	3,503,628
Working capital loans	1,831,630	1,267,408
Excise tax liability	-	895,904
Total Current Liabilities	9,557,302	9,412,778

Deferred underwriter commission	3,555,674	3,555,674
Total Liabilities	13,112,976	12,968,452

Commitments and Contingencies

Common Stock subject to possible redemption; 101,216 shares (at $12.42 per share) as of December 31, 2025 and 1,717,663 shares (at $11.95 per share) as of December 31, 2024	1,257,251	20,521,640

Stockholders’ Deficit
Preference Shares, $0.000001 par value; 1,000,000 shares authorized; none issued and outstanding as of December 31, 2025 and December 31, 2024	-	-
Common Stock, $0.000001 par value, 100,000,000 shares authorized; 2,990,897 issued and outstanding (excluding 101,216 shares and 1,717,663 shares subject to possible redemption as of December 31, 2025 and December 31, 2024 respectively)	3	3
Additional paid-in capital	-	-
Accumulated deficit	(13,095,093)	(12,967,870)
Total Stockholders’ Deficit	(13,095,090)	(12,967,867)
Total Liabilities and Stockholders’ Deficit	$1,275,137	$20,522,225

The accompanying notes are an integral part of these financial statements.

F-3

BROAD CAPITAL ACQUISITION CORP

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024

General, administrative and operational costs	$(655,503)	$(1,641,956)
Franchise tax	(19,491)	(177,055)
Loss from Operations	(674,994)	(1,819,011)

Other Income (Expenses)
Interest expense	(346,368)	(264,321)
Interest earned on cash held in trust account	71,826	894,070
Net Loss Before Tax	(949,536)	(1,189,262)
Income tax	-	-
Net Loss	$(949,536)	$(1,189,262)

Weighted average shares outstanding of Common Stock	3,145,256	4,754,668
Basic and diluted net loss per share of Common Stock	$(0.30)	$(0.25)

The accompanying notes are an integral part of these financial statements.

F-4

BROAD CAPITAL ACQUISITION CORP

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2025

AND

FOR THE YEAR ENDED DECEMBER 31, 2024

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance – January 1, 2025	2,990,897	$3	$-	$(12,967,870)	$(12,967,867)
Additional amount deposited into trust	-	-	-	(21,255)	(21,255)
Remeasurement of common stock subject to redemption	-	-	-	118,693	118,693
Over withdrawal from trust account				(171,029)	(171,029)
Reversal of excise tax liability	-	-	-	895,904	895,904
Net loss	-	-	-	(949,536)	(949,536)
Balance – December 31, 2025	2,990,897	$3	$-	$(13,095,093)	$(13,095,090)

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance – January 1, 2024	2,990,897	$3	$-	$(9,740,663)	$(9,740,660)
Additional amount deposited into trust	-	-	-	(720,000)	(720,000)
Remeasurement of common stock subject to redemption	-	-	-	(893,912)	(893,912)
Over withdrawal from trust account				(112,160)	(112,160)
Excise tax	-	-	-	(311,873)	(311,873)
Net loss	-	-	-	(1,189,262)	(1,189,262)
Balance – December 31, 2024	2,990,897	$3	$-	$(12,967,870)	$(12,967,867)

The accompanying notes are an integral part of these financial statements.

F-5

BROAD CAPITAL ACQUISITION CORP

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Cash flows from operating activities:
Net loss	$(949,536)	$(1,189,262)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(71,826)	(894,070)
Changes in operating assets and liabilities:
Prepaid expenses	-	29,091
Account payables	152,894	(15,408)
Accrued expenses	450,355	1,168,892
Franchise tax payable	(37,623)	13,075
Income tax payable	82,883	66,675
Net cash used in operating activities	(372,853)	(821,007)

Cash flows from investing activities:
Cash withdrawn from Trust Account in connection with redemption	19,166,951	31,187,408
Interest withdraws from Trust Account for taxes	190,519	677,971
Investment of cash in Trust Account	(21,255)	(720,000)
Net cash provided by investing activities	19,336,215	31,145,379

Cash flows from financing activities:
Repayment of working capital loans	-	(545,140)
Redemption of Common Stock	(19,166,951)	(31,187,408)
Proceeds from Working capital loans	217,854	793,479
Proceeds from Extension loan	3,036	600,000
Net cash used in financing activities	(18,946,061)	(30,339,069)

Net change in cash and restricted cash	17,301	(14,697)
Cash and restricted cash at the beginning of the period	585	15,282
Cash and restricted cash at the end of the period	$17,886	$585

Supplemental disclosure of non-cash investing and financing activities:
Accrued interest classified as working capital loans	$346,368	$264,321
Extension Funds attributable to common stock subject to redemption	$21,255	$720,000
Remeasurement of Common Stock subject to redemption	$118,693	$893,912
Reversal of excise tax liability	$895,904	$-
Excise tax liability	$-	$311,873

The accompanying notes are an integral part of these financial statements.

F-6

BROAD CAPITAL ACQUISITION CORP

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS

Broad Capital Acquisition Corp (the “Company”) is a blank check company incorporated in the State of Delaware on April 16, 2021. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities (“Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination.

The Financing

As of December 31, 2025, the Company had not commenced any operations. All activity from April 16, 2021 (inception) through December 31, 2025, relates to the Company’s formation, the Initial Public Offering (as defined below), and its pursuit of an initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company’s sponsor is Broad Capital LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on January 10, 2022. On January 13, 2022, the Company closed its Initial Public Offering of 10,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $100,000,000 (the “Initial Public Offering”), and incurring transaction costs of $6,917,226, of which $3,500,000 was for deferred underwriting commissions (see Note 7). The Company granted the underwriter a 45-day option to purchase up to 1,500,000 Units at the Initial Public Offering price to cover over-allotments, if any. On February 9, 2022, the Underwriters partially exercised the over-allotment option and on February 10, 2022, purchased an additional 159,069 Units from the Company (the “Over-Allotment Units”), generating gross proceeds of $1,590,690, and forfeited the remainder of the option.

Simultaneously with the consummation of the closing of the Initial Public Offering, the Company consummated the private placement of an aggregate of 446,358 units (the “Placement Units”) to the Sponsor at a price of $10.00 per Placement Unit, generating total gross proceeds of $4,463,580 (the “Private Placement”) (see Note 4). With the exercise of the Over-Allotment Units, the Company consummated the Private Placement of 4,772 Placement Units to the Sponsor generating gross proceeds of $47,720.

On February 9, 2022, the underwriters partially exercised the over-allotment option and purchased an additional 159,069 Units, generating gross proceeds of $1,590,690 and forfeited the remainder of the option, which is 335,233 shares of common stock. In connection with the closing and sale of the Over-Allotment Units and the additional Placement Units (together, the “Over-Allotment Closing”), a total of $1,606,597 in proceeds from the Over-Allotment Closing (which amount includes $31,814 of the Underwriters’ deferred discount) was placed in a U.S.-based trust account established for the benefit of the Company’s public stockholders, maintained by Continental Stock Transfer & Trust Company, acting as trustee.

Following the closing of the Initial Public Offering on January 13, 2022, an amount of $101,000,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and a portion of the proceeds from the sale of the Placement Units was placed in a trust account (the “Trust Account”), located in the United States and held as cash items or may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

F-7

Trust Account

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the value of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Upon the closing of the Initial Public Offering, management has agreed that an amount equal to at least $10.10 per Unit sold in the Initial Public Offering, including proceeds of the Placement Units, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

Redemption Option

The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a stockholders meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer, will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.10 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity”.

The Company will not redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 (so that it does not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the Business Combination. If the Company seeks stockholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the outstanding shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its second amended and restated certificate of incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination.

Stockholder Approval

If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Insider shares (as defined in Note 6) and any Public Shares purchased during or after the Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

F-8

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares, without the prior consent of the Company.

The holders of the Insider Shares have agreed (a) to waive their redemption rights with respect to the Insider Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

Openmarkets Merger Agreement

On January 18, 2023, the Company entered into an Agreement and Plan of Merger and Business Combination Agreement (the “Openmarkets Merger Agreement” or “BCA”) with Openmarkets Group Pty Ltd., an Australian proprietary limited company (“Openmarkets” or the “Target”), BMYG OMG Pty Ltd., an Australian proprietary limited company and Broad Capital LLC, solely as the Company’s sponsor (collectively, the “Parties”). Pursuant to the Openmarkets Merger Agreement, prior to the closing (the “Closing”) of the contemplated transactions (collectively, the “Business Combination”), the Parties will cause the Company to move its domicile from the State of Delaware to Australia by merging a to-be-formed Delaware corporation (“Merger Sub”), which shall be wholly-owned by a to-be-formed Australian corporation (the “Purchaser”) with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of the Purchaser (the “Redomestication Merger”).

Termination of Business Combination

On February 12, 2025, the Company received a notice of termination from Openmarkets Group Pty Ltd. advising that they had terminated the Merger Agreement pursuant to Section 11.1(d)(i) of the Merger Agreement in accordance with Section 11.3 of the Merger Agreement, at which point the Merger Agreement became null and void with no further force and effect (other than the provisions of Section 9.6 of the Merger Agreement, Article XIII of the Merger Agreement and Section 11.3 of the Merger Agreement, which survive the termination of the Merger Agreement).

Charter Amendment and Termination Date

On January 13, 2022, the “Company consummated its initial public offering (the “Offering”). In connection therewith, the Company entered into an Investment Management Trust Agreement, dated January 10, 2022 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee (“Continental”). The form of the Trust Agreement was initially filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-258943) for the Offering.

Pursuant to the Offering and the Trust Agreement, the Company had 12 months from the closing of the Offering to consummate its initial business combination, which expired on January 13, 2023 (the “Termination Date”). Prior to that, on January 10, 2023, the Company held a virtual special meeting of its stockholders, pursuant to due notice (the “January 2023 Stockholders Meeting”). At the January 2023 Stockholders Meeting, the Company’s stockholders entitled to vote cast their votes and approved a proposal to amend the Trust Agreement to extend the Termination Date for an additional nine one (1) month extensions until October 13, 2023 (the “First Trust Amendment”) by depositing into the Trust Account an additional $0.0625 per share for each one-month until October 13, 2023 unless the Closing of the Company’s initial business combination shall have occurred.

F-9

At January 2023 Stockholders Meeting, the Company’s stockholders holding 4,227,461 Public Shares of common stock exercised their right to redeem their shares for cash at an approximate price of $10.25 per share of the funds in the Trust Account. As a result, approximately $43.35 million cash was removed from the Trust Account to pay such holders. Following the redemption, the Company’s remaining common stock subject to redemption outstanding were 5,931,608 shares.

Also at the January 2023 Stockholders Meeting, the Company’s stockholders approved the First Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Charter Amendment”) to extend the Termination Date as amended in the amended Trust Agreement to extend the date by which the Company (i) may consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses, which we refer to as a “business combination,” (ii) cease its operations if it fails to complete such business combination, and (iii) redeem or repurchase 100% of the Company’s common stock included as part of the units sold in the Company’s initial public offering (provided the Company funds the monthly extension payments to the Trust Account) unless extended, the Company will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

On June 9, 2023, the Company held an additional Special Meeting of Stockholders (the “June 2023 Stockholders Meeting”). At the June 2023 Stockholders Meeting, the Company’s stockholders approved an amendment to the Company’s Charter (a) to extend the Termination Date again by which the Company has to consummate a business combination from October 13, 2023 by up to three (3) one-month extensions to January 13, 2024 (the “Extended Termination Date”) and (b) to decrease the monthly extension fee from $0.0625 per share for each Public Share outstanding after giving effect to redemptions (in the aggregate, the “Monthly Extension Loan”) to, in the aggregate, the “Adjusted Monthly Extension Loan,” as defined above, commencing on June 13, 2023. As amended, the required payment for each monthly extension period shall constitute the deposit by Broad Capital LLC (or its affiliates or permitted designees) into the Trust Account of $150,000 for each such one-month extension beginning on June 13, 2023 until January 13, 2024, unless the closing of the Company’s initial business combination shall have occurred (the “Adjusted Monthly Extension Loan”) in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination.

The Company also amended the Company’s Trust Agreement dated as of January 10, 2022, as amended on January 10, 2023, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company reduce the amount of the Monthly Extension Loan to $150,000 for each one-month extension beginning on June 13, 2023 until January 13, 2024, and to extend the Termination Date for an additional three (3) one-month extensions until January 13, 2024, and to update certain defined terms in the Trust Agreement (the “Second Amendment to the Trust Agreement” and such proposal the “Second Trust Amendment Proposal”).

At the June 2023 Stockholders Meeting, the Company’s stockholders holding 1,409,026 Public Shares of common stock exercised their right to redeem their shares for cash at an approximate price of $10.68 per share of the funds in the Trust Account. As a result, approximately $15,048,835 was removed from the Trust Account to pay such holders. Following the redemption, the Company’s remaining common stock subject to redemption outstanding were 4,522,582 shares.

Thereafter, the Company was required to deposit into the Trust Account $150,000 for each extension period exercised commencing June 13, 2023 and ending on January 13, 2024, unless the closing of the Company’s initial business combination shall have occurred.

F-10

On January 8, 2024, the Company held a Special Meeting of Stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment to the Company’s Charter, as amended on January 11, 2023 and June 12, 2023 (the “Extension Amendment Proposal”), (a) to extend the date by which the Company have to consummate a business combination from January 13, 2024 (the “Termination Date”) by up to twelve (12) one-month extensions to January 13, 2025 (the “Extended Date”) and (b) to decrease the monthly extension fee from $150,000 (the “Monthly Extension Loan”) to the Adjusted Monthly Extension Loan commencing on January 13, 2024.

The Company also amended the Company’s investment management trust agreement (the “Trust Agreement”), dated as of January 10, 2022, as amended on January 10, 2023 and June 12, 2023, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to reduce the amount of the Monthly Extension Loan to $60,000 for each one-month extension beginning on January 13, 2024 until January 13, 2025, to extend the Termination Date for an additional twelve (12) one-month extensions until January 13, 2025, to require Continental Stock Transfer & Trust Company to invest funds in an interest-bearing demand deposit account, and to update certain defined terms in the Trust Agreement.

On January 8, 2024, stockholders holding 2,804,919 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $11.23 per share of the funds in the Trust Account. As a result, approximately $31.2 million will be removed from the Trust Account to pay such holders. Following the redemption, the Company’s remaining common stock subject to redemption outstanding were 1,717,663 shares. The Company is required to deposit $60,000 into the Trust Account for each monthly extension exercised commencing on January 13, 2024 and ending on January 13, 2025.

On January 13, 2025, the Company held a Special Meeting of Stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment to the Company’s Charter (the “Charter Amendment Proposal”), (a) to extend the date by which we have to consummate a business combination from January 13, 2025 (the “Termination Date”) by up to twelve (12) one-month extensions to January 13, 2026 (the “Extended Date”) and (b) to decrease the monthly extension fee from $60,000 (the “Monthly Extension Loan”) to the lesser of (x) $40,000 and (y) an aggregate amount equal to $0.03 multiplied by the number of Public Shares of the Company that are not redeemed in connection with the stockholder vote to approve the Charter Amendment Proposal for each such one-month extension until January 13, 2026, unless the closing of the Company’s initial business combination shall have occurred in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination compliance with the procedures relating to any such extension, as set forth in the Trust Agreement.

The Company also amended the Company’s investment management trust agreement (the “Trust Agreement”), dated as of January 10, 2022, as amended on January 10, 2023, June 12, 2023 and January 8, 2024, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to reduce the amount of the Monthly Extension Loan to the Adjusted Monthly Extension Loan for each one-month extension beginning on January 13, 2025 until January 13, 2026, to extend the Termination Date for an additional twelve (12) one-month extensions until January 13, 2026, to require Continental Stock Transfer & Trust Company to invest funds in an interest-bearing demand deposit account, and to update certain defined terms in the Trust Agreement.

On January 13, 2025, the Company held a Special Meeting of Stockholders at which time, stockholders holding 1,616,447 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $11.96 per share of the funds in the Trust Account. As a result, approximately $19.3 million was removed from the Trust Account to pay such holders. Following the redemption, the Company’s remaining Public Shares of common stock outstanding totaled 101,216 shares. The Company must deposit into the Trust Account $3,036 for each monthly extension period commencing on January 13, 2025 and ending on January 13, 2026.

On January 9, 2026, the Company held a Special Meeting of Stockholders at which time, the Company’s stockholders approved an amendment to the Company’s Charter as further amended on January 11, 2023, June 12, 2023, January 8, 2024 and January 13, 2025 (the “Charter Amendment Proposal”), (a) to extend the date by which we have to consummate a business combination from January 13, 2026 (the “Termination Date”) by up to eighteen (18) one-month extensions to July 13, 2027 (the “Extended Date”) and (b) to decrease the monthly extension fee (the “Monthly Extension Loan”) to the Adjusted Monthly Extension fee of $139.38 commencing on January 13, 2026. And stockholders holding 94,247 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $12.42 per share of the funds in the Trust Account.

The holders of the Insider Shares have agreed to waive their liquidation rights with respect to the Insider shares if the Company fails to complete a Business Combination within the Combination Period. However, if the holders of Insider shares acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

F-11

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.10 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per Public Share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, if an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Capital Resources

As of December 31, 2025 and December 31, 2024, the Company had $2,704 and $585 of cash in its operating bank account respectively.

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to cover for certain offering costs on the Company’s behalf in exchange for issuance of Insider shares (as defined in Note 6). Following the Initial Public Offering of the Company on January 13, 2022, a total of $133,533 under the promissory note was repaid on January 19, 2022. After the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account. In addition, to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 6). As of December 31, 2025 and 2024, there was $1,831,630 and $1,267,408 outstanding under Working Capital Loans and $3,506,664 and $3,503,628 outstanding under Extension Loans, respectively.

Going Concern Consideration

The Company expects to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unsuccessful in consummating an initial business combination within the prescribed period of time from the closing of the Initial Public Offering, the requirement that the Company cease all operations, redeem the Public Shares and thereafter liquidate and dissolve raises substantial doubt about the ability to continue as a going concern within one year after the date that the financial statements are issued. There is no assurance that the Company’s plans to consummate an initial business combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management’s plan in addressing this uncertainty is through the borrowing of Working Capital Loans, as defined below (see Note 6). The accompanying financial statement has been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern.

NOTE 2. REVISIONS TO PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In connection with the preparation of the Company’s financial statements as of December 31, 2025, management determined it should revise its previously reported financial statements for the year ended December 31, 2024 due to identified immaterial errors. The Company previously accounted for all withdrawals from the Trust account to pay taxes which were used to pay operating expense as other liability instead of only amounts that were withdrawn in excess of income taxes due. Likewise, the Company did not accrue for the penalty and interest on unpaid income taxes. As a result, redemption was understated, the income tax payable was understated, general expenses were understated and accumulated deficit was understated. The impact of the error affects the balance sheet as of December 31, 2024 and the statements of operations and changes in stockholders’ deficit for the year ended December 31, 2024.

The revision had no impact on the Company’s cash position or amount held in the trust account.

The Company concluded that the impact of applying correction for these errors and misstatements on the aforementioned financial statements is not material.

The impact of the revision on the Company’s financial statements is reflected in the following tables:

As of December 31,2024
	As previously reported	As revised
Balance Sheet:
Other liabilities	$515,000	$112,160
Income tax payable	$634,874	$701,549
Total current liabilities	$9,748,943	$9,412,778
Total liabilities	$13,304,617	$12,968,452
Common Stock subject to possible redemption	$19,830,933	$20,521,640
Accumulated deficit	$(12,613,328)	$(12,967,870)
Total stockholders’ deficit	$(12,613,325)	$(12,967,867)

For the year ended December 31,2024
	As previously reported	As revised
Statement of Operations:
General, administrative and operational costs	$(1,575,281)	$(1,641,956)
Loss from operations	$(1,752,336)	$(1,819,011)
Net loss before tax	$(1,122,587)	$(1,189,262)
Net loss	$(1,122,587)	$(1,189,262)

Statement of Changes in Stockholders’ Deficit:
Remeasurement of common stock subject to redemption	$(203,205)	$(893,912)
Other liability – trust withdrawal	$(515,000)	$(112,160)
Net loss	$(1,122,587)	$(1,189,262)
Accumulated deficit	$(12,613,328)	$(12,967,870)
Total stockholders’ deficit	$(12,613,325)	$(12,967,867)

F-12

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2025 and December 31, 2024.

Restricted Cash

Cash that is encumbered or otherwise restricted as to its use is included in restricted cash. As of December 31, 2025 and December 31, 2024, the Company had restricted cash of $15,182 and $0, respectively. Restricted cash represents cash that was withdrawn from the Cash Account to pay extension deposit but is yet to be put into the Trust Account at the end of the period.

Cash Held in Trust Account

As of December 31, 2025 and December 31, 2024, substantially all of the assets held in the Trust Account were cash held in interest-bearing demand deposit account. As of December 31, 2025 and December 31, 2024, the balance in the Trust Account was $1,257,251 and $20,521,640, respectively.

Tax Withdrawals from Trust Account

During the fiscal year December 31, 2025, $190,519 was withdrawn from the cash held in Trust and such funds were deposited into the Company’s operating account for taxes. The Company paid $57,114 of Franchise taxes, and the Company did not pay any other tax payments and there is $784,432 of income payable as of December 31, 2025. During the fiscal year December 31, 2024, $677,971 was withdrawn from the cash held in Trust for taxes, the Company paid $163,979 of Franchise taxes, and the Company did not pay any other tax payments as of December 31, 2024. Funds representing interest earned on the amounts held in the Trust Account are permitted to be withdrawn from the Trust Account for the payment of taxes under the Company’s Charter and the terms of the Trust Agreement.

The Company used approximately $134,000 and $515,000 during December 31, 2025 and 2024 respectively, of the withdrawn funds for the payment of general operating expenses. The Company determined that the use of funds was not in accordance with the Trust Agreement.

Upon reconciling the cumulative tax withdrawals against the permitted tax amounts, the Company determined that approximately $283,189 and $112,160 had been withdrawn from the Trust Account in excess of the permitted tax amounts as of December 31, 2025 and 2024, respectively. The excess amounts were deposited into the Company’s operating account and used to pay operating expenses rather than taxes. The Company determined that such withdrawals and use were not in accordance with the Trust Agreement.

The Company recorded the over-withdrawn amounts as other liability, with a corresponding adjustment to accumulated deficit, because the Company remains obligated to restore or otherwise satisfy such amounts. As of December 31, 2025, the over-withdrawn amounts had not been returned to the Trust Account.

F-13

Deferred offering costs

Deferred offering costs consist of underwriting, legal, accounting, and other expenses incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Offering. Should the Proposed Offering have proved to be unsuccessful, these deferred costs, as well as additional expenses incurred, would have been charged to operations.

Franchise Tax

Delaware, where the Company is incorporated, imposes a franchise tax that applies to most business entities that are formed or qualified to do business, or which are otherwise doing business, in Delaware. Delaware franchise tax is based on authorized shares or on assumed par and non-par capital, whichever yields a lower result. Under the authorized shares method, each share is taxed at a graduated rate based on the number of authorized shares. During the years ended December 31, 2025 and 2024 the Company incurred $19,491 and $177,055 in Delaware franchise tax respectively.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statements’ recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and the amounts accrued for interest and penalties as of December 31, 2025 and December 31, 2024 are $149,558 and $66,675, respectively. In 2025, the Company paid $0 to settle the Company’s prior years’ income taxes payable. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from tax positions taken. The Company is subject to income tax examinations by major taxing authorities since its inception.

The effective tax rate for the year ended December 31, 2025 and 2024 is 0% and 0%, respectively. The effective tax rate differs from the statutory tax rate of 21% ended December 31, 2025 and 2024, due to its net taxable loss and the valuation allowance on the deferred tax assets.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

The valuation allowance to reduce the deferred tax asset as of December 31, 2025 and 2024 was $926,814 and $865,067, respectively.

The income tax provision for the year ended December 31, 2025 and 2024 are $0 and $0, respectively. The income tax payable as of December 31, 2025 is $784,432 and the income tax payable as of December 31, 2024 is $701,549.

As of December 31, 2025 the net operating loss carryovers available to offset future taxable income, was $4,413,401.

F-14

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. The IR Act applies only to repurchases that occur after December 31, 2022.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holders, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

On November 24, 2025, the Treasury and the Internal Revenue Service (“IRS”) issued final regulations under Internal Revenue Code (“IRC”) Section 4501 (Treasury Decision 10037). Under these final regulations, transition relief from the Excise Tax under Section 4501 is appropriate for certain types of stock issued prior to the date of enactment of the IRA if the covered corporation no longer has discretion as to whether to repurchase such stock after that date. These final regulations specifically incorporate transition relief for mandatorily redeemable stock and for stock subject by its terms to a unilateral put option of the holder, if such stock was outstanding prior to August 16, 2022.

While we previously believed that the Excise Tax may have applied to redemptions of our Class A common stock in connection, based on the November 24, 2025, final regulations described above, we no longer believe the Excise Tax applies to the Company’s prior common stock redemptions, since those redemptions occurred solely with respect to redeemable stock issued by the Company in its original IPO in January 2022, such that those redemptions are not treated as stock repurchases for purposes of IRC Section 4501 because that stock was outstanding prior to August 16, 2022. Accordingly, as of December 31, 2025, the Company’s financial statements reflect the removal of the excise tax liability balance as of December 31, 2024 of $895,904 and the excise tax liability recognized during the quarter ended March 31, 2025 of $191,671.

Class A Common Stock Subject to Redemption

As of December 31, 2025 and 2024, the Class A common stock subject to possible redemption reflected in the balance sheets are reconciled in the following table:

Class A Common Stock subject to possible redemption, December 31, 2023	$50,772,949
Redemption of Class A common stock	(31,187,408)
Remeasurement of carrying value to redemption value – trust withdrawal for taxes	(677,971)
Remeasurement of carrying value to redemption value– interest income	894,070
Extension Funds attributable to common stock subject to redemption	720,000
Class A Common Stock subject to possible redemption, December 31, 2024	$20,521,640
Redemption of Class A common stock	(19,166,951)
Remeasurement of carrying value to redemption value– trust withdrawal for taxes	(190,519)
Remeasurement of carrying value to redemption value – interest income	71,826
Extension Funds attributable to common stock subject to redemption	21,255
Class A Common Stock subject to possible redemption, December 31, 2025	$1,257,251

All of the Class A common stocks sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with ASC 480, conditionally redeemable Class A common stocks (including Class A common stocks that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the income and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. However, the threshold in its charter would not change the nature of the underlying shares as redeemable and thus public shares would be required to be disclosed outside of permanent equity. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable shares of common stock to equal the redemption value ($10.15 per share) at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit.

As of December 31, 2025 and December 31, 2024, 101,216 and 1,717,663 shares of Class A Common Stock remain outstanding and are subject to possible redemption, respectively. The Class A Common Stock subject to redemption is reconciled in the following table:

Common Stock subject to redemption as of December 31, 2023	4,522,582
Shares redeemed	(2,804,919)
Common Stock subject to redemption as of December 31, 2024	1,717,663
Shares redeemed	(1,616,447)
Common Stock subject to redemption as of December 31, 2025	101,216

F-15

Net loss per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of common stock outstanding during the period, excluding common stock subject to forfeiture. For the year ended December 31, 2025 and December 31, 2024, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. As of December 31, 2025 and December 31, 2024, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of December 31, 2025 and December 31, 2024:

	Level	December 31, 2025	December 31, 2024
Assets:
Cash held in trust account	1	$1,257,251	$20,521,640

Recent Accounting Standards

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2023-09, Income Taxes (Topic 740) - Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires additional disclosures reconciling the rates of different categories of income tax (i.e. federal, state, foreign, etc.) and a disaggregation of taxes paid and refunded. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024, and for interim periods in fiscal years beginning after December 15, 2025, although early adoption is permitted. The Company adopted this standard at the effective date and it did not have material impact.

In November 2024, the FASB issued Accounting Standards Update (“ASU”) 2024-03, “Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses”, requiring public entities to disclose additional information about specific expense categories in the notes to the financial statements on an interim and annual basis. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of adopting ASU 2024-03.

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

F-16

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies.

Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyberattacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above-mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

NOTE 4. INITIAL PUBLIC OFFERING

On January 13, 2022, the Company closed its Initial Public Offering of 10,000,000 Units at $10.00 per Unit, generating gross proceeds of $100,000,000.

Each Unit consists of one share of common stock and one right to receive one-tenth (1/10) of one share of common stock upon the consummation of an initial business combination.

As of January 13, 2022, the Company closed its Initial Public Offering and incurred transaction costs of approximately $6,917,226, of which $3,500,000 was for deferred underwriting commissions.

On February 9, 2022, the Underwriters partially exercised the over-allotment option and on February 10, 2022, purchased an additional 159,069 Units from the Company (the “Over-Allotment Units”), generating gross proceeds of $1,590,690, and forfeited the remainder of the option.

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 446,358 Placement Units at a price of $10.00 per Placement Unit ($4,463,580 in the aggregate).

The proceeds from the sale of the Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. The Placement Units are identical to the Units sold in the Initial Public Offering. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Placement Units will expire worthless.

Simultaneously with the closing of the Over-Allotment, the Company completed the private sale of an additional 4,772 placement units at a purchase price of $10.00 per placement unit, to the Company’s sponsor, Broad Capital LLC, generating additional gross proceeds to the Company of $47,720.

In connection with the closing and sale of the Over-Allotment Units and the additional placement units (together, the “Over-Allotment Closing”), a total of $1,606,597 in proceeds from the Over-Allotment Closing was placed in a U.S.-based trust account established for the benefit of the Company’s public stockholders, maintained by Continental Stock Transfer & Trust Company, acting as trustee.

NOTE 6. RELATED PARTY TRANSACTIONS

Insider shares

On May 7, 2021, the Sponsor purchased 2,875,000 insider shares for an aggregate purchase price of $25,000. The number of insider shares will equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding shares of Common Stock after the Initial Public Offering.

On May 25, 2021, the Sponsor transferred 80,000 insider shares of Common Stock among our four independent directors, leaving 2,795,000 insider shares held by our Sponsor.

Due to the over-allotment option being partially exercised by the underwriter on February 10, 2022 (see note 7), the Sponsor forfeited 335,233 insider shares. As of December 31, 2025 and December 31, 2024, there were 2,539,767 insider shares issued and outstanding and no further insider shares are subject to forfeiture.

F-17

The initial stockholders have agreed not to transfer, assign or sell any of the Common Stock (except to certain permitted transferees as disclosed herein) until, with respect to any of the Common Stock, the earlier of (i) six months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for share subdivisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, or earlier, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Common Stock for cash, securities or other property.

Promissory Note – Related Party

On April 16, 2021, the Sponsor issued an unsecured promissory note to the Company, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000, to be used for payment of costs related to the Initial Public Offering. The note is non-interest bearing and payable on the earlier of (i) March 31, 2022, or (ii) the consummation of the Initial Public Offering pursuant to an Amendment to Promissory Note effective September 30, 2021. The Company had borrowed $133,357 under the promissory note with the Sponsor. Following the closing of the Initial Public Offering on January 13, 2022, the Company repaid a total of $133,357 under the promissory note on January 19, 2022. The Company has not drawn additional funds on the promissory note as of December 31, 2025 and December 31, 2024.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, with interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Placement Units. If a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2025 and December 31, 2024, there were $1,831,630 and $1,267,408 outstanding under working capital loans, respectively.

Extension Loans

On January 11, 2023, the Company approved the First Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Charter Amendment”) and approved the proposal to amend the Company’s Trust Agreement with Continental. The Charter Amendment allows the Company to extend the Termination Date by up to nine (9) one-month extensions to October 13, 2023 provided that the Sponsor (or its affiliates or permitted designees) will deposit into the Trust Account an additional $0.0625 per share or approximately $370,726 for each month until October 13, 2023. On June 9, 2023, the Company held a Special Meeting of Stockholders and approved an amendment to the Company’s Charter, as further amended on January 11, 2023 to extend the date by which they have to consummate a business combination from October 13, 2023 by up to three (3) one-month extensions to January 13, 2024 and to decrease the monthly extension fee from $370,726 to $150,000 per month. On January 8, 2024, the Company amended the Company’s investment management trust agreement (the “Trust Agreement”), dated as of January 10, 2022, as amended on January 11, 2023 and June 12, 2023, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to reduce the amount of the Monthly Extension Loan to $60,000 for each one-month extension beginning on January 13, 2024 until January 13, 2025, to extend the Termination Date for an additional twelve (12) one-month extensions until January 13, 2025, to require Continental Stock Transfer & Trust Company to invest funds in an interest-bearing demand deposit account, and to update certain defined terms in the Trust Agreement. As of December 31, 2025 and December 31, 2024, there was $3,506,664 and $3,503,628 outstanding under extension loans, respectively.

F-18

No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our sponsor, officers or directors or any affiliate of our sponsor, officers or directors prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Administrative Services Arrangement

Commencing on the date the Units were first listed on the Nasdaq, the Company agreed to pay the Sponsor $10,000 per month for office space, utilities and secretarial and administrative support for up to 18 months. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2025 and the year ended December 31, 2024, the Company incurred $120,000 and $120,000, respectively, in fees related to this service. As of December 31, 2025 and December 31, 2024, all expenses associated with this service is included in Accrued Expenses and none has been paid. Total amount due as of December 31, 2025 and December 31, 2024 are $470,000 and $350,000, respectively.

NOTE 7. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the insider shares and Placement Units that may be issued upon conversion of Working Capital Loans (and any shares of Common Stock issuable upon the exercise of the Placement Units or units issued upon conversion of the Working Capital Loans and upon conversion of the Insider shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of Initial Public Offering requiring the Company to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

On February 9, 2022, the Underwriters partially exercised the over-allotment option and on February 10, 2022, purchased an additional 159,069 Units from the Company (the “Over-Allotment Units”), generating gross proceeds of $1,590,690, and forfeited the remainder of the option, less the underwriting discounts and commissions.

The underwriters were entitled to a cash underwriting discount of $0.20 per Unit, or $2,000,000 in the aggregate (or $2,300,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Initial Public Offering. In addition, the underwriters were entitled to a deferred fee of $0.35 per Unit, or $3,500,000 in the aggregate (or $4,025,000 in the aggregate if the underwriters’ over-allotment option is exercised in full). The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On February 10, 2022, the underwriters purchased an additional 159,069 Option Units pursuant to the exercise of the over-allotment option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $1,590,690.

F-19

NOTE 8. STOCKHOLDERS’ DEFICIT

Common Stock — Our Certificate of Incorporation authorizes the Company to issue 100,000,000 shares of common stock with a par value of $0.000001 per share. Holders of the Company’s common stock are entitled to one vote for each share. As of December 31, 2025 and December 31, 2024, there were 2,990,897 (excluding 101,216 shares and 1,717,663 shares subject to possible redemption as of December 31, 2025 and December 31, 2024, respectively) shares of common stock issued and outstanding.

Preferred Shares — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.000001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of December 31, 2025 and December 31, 2024, there were no preferred shares issued or outstanding.

Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a Public Right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each Public Right upon consummation of the Business Combination.

The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, the holders of the Public Rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination.

NOTE 9. INCOME TAX

The Company’s net deferred tax assets and liabilities are as follows:

	December 31,	December 31,
	2025	2024
Deferred tax asset
Net Operating Loss Carryovers	$926,814	$865,067
Total deferred tax asset	926,814	865,067
Valuation allowance	(926,814)	(865,067)
Deferred tax asset, net of allowance	$-	$-

The income tax provision for the years ended December 31, 2025 and 2024 consists of the following:

	December 31,	December 31,
	2025	2024
Income tax provision	$-	$-

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the years ended December 31, 2025 and 2024, the change in the valuation allowance were $61,747 and $865,067, respectively.

F-20

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

	December 31,		December 31,
	2025		2024
Statutory federal income tax rate	$(199,403)	21.0%	$(249,745)	21.0%
Penalties and interests on income taxes	17,406	(1.8)%	14,002	(1.2)%
Non-taxable or non-deductible items	120,250	(12.7)%	11,992	(1.0)%
Merger & acquisitions related costs	-	-%	(641,316)	53.9%
Change in valuation allowance	61,747	(6.5)%	865,067	(72.7)%
Income tax provision	$-	-%	$-	-%

As of December 31, 2025 and 2024, the Company reported a net deferred tax liability of $0, and the deferred tax asset of $926,814 and $865,067, respectively, was fully offset by a valuation allowance. The Company’s effective tax rate was 0% for the years ended December 31, 2025 and 2024, respectively. The effective tax rate differs from the statutory tax rate of 21% for the years ended December 31, 2025 and 2024, due to the valuation allowance on the deferred tax assets related to net operating loss carryovers. As of December 31, 2025, the Company has net operating loss carryovers of $4,413,401.

Total income taxes paid for the years ended December 31, 2025 and 2024 are presented below:

	December 31,	December 31,
	2025	2024
Federal	$-	$-
Total income taxes paid	$-	$-

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities. The Company has no foreign operations and therefore no foreign tax disclosures are required.

NOTE 10. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Executive Officer and Chief Finance Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews key metrics, general, administrative and operational costs and interest income earned on investment held in Trust Account which include the accompanying statement of operations.

The CODM reviews interest earned on investment held in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. General, administrative and operational costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews general, administrative and operational costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. The CODM also specifically reviews professional service fees in connection with the business combination, which are a significant segment expense as these represent significant costs affecting the Company’s consummation of the business combination. For the year ended 2025 and 2024, all the Company’s general, administrative and operational costs are related to the Business Combination and expenses related to being public company.

F-21

NOTE 11. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred up to the date the financial statements were issued. Based upon this review, the Company identified the following subsequent events:

On January 9, 2026, the Company held a Special Meeting of Stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment to the Company’s Charter, as further amended on January 11, 2023, June 12, 2023, January 8, 2024 and January 13, 2025 (the “Charter Amendment Proposal”), (a) to extend the date by which we have to consummate a business combination from January 13, 2026 (the “ Termination Date”) by up to eighteen (18) one-month extensions to July 13, 2027 (the “Extended Date”) and (b) to decrease the monthly extension fee (the “Monthly Extension Loan”) to the Adjusted Monthly Extension Loan commencing on January 13, 2026.

The Company also amended the Company’s investment management trust agreement (the “Trust Agreement”), dated as of January 10, 2022, as amended on January 10, 2023, June 12, 2023, January 8, 2024 and January 13, 2025, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to reduce the amount of the Monthly Extension Loan to the Adjusted Monthly Extension Loan for each one-month extension beginning on January 13, 2026 until July 13, 2027, to extend the Termination Date for an additional eighteen (18) one-month extensions and to update certain defined terms in the Trust Agreement.

Stockholders holding 94,247 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $12.42 per share of the funds in the Trust Account. As a result, approximately $1.17 million was removed from the Trust Account to pay such holders. Following the redemption, the Company has 6,969 public shares of common stock remaining outstanding. The Company must deposit into the Trust Account $139.38 for each monthly extension period commencing on January 13, 2026 and ending on July 13, 2027.

Subsequent to December 31, 2025, the Company withdrew $18,211 from Trust account to pay the Company’s franchise tax expense.

Subsequent to December 31, 2025, the Company deposited an aggregate of $836.28 ($139.38 monthly) into the Company’s trust account to extend the period of time it has to consummate its initial business combination to July 13, 2026.

Subsequent to December 31, 2025, the Company received additional related party loans of $122,452 to fund its operations.

Continental Stock Transfer & Trust Company (“CST”) serves as the Company’s transfer agent and trustee. As of December 31, 2025, the Company had recorded CST’s billed, unpaid service-provider amounts in accounts payable. Subsequent to March 31, 2026, CST informed the Company that the Company’s outstanding balance exceeded $150,000 and that CST had suspended transfer agency and trustee services pending a progress payment. The Company has limited cash outside the Trust Account and may not be able to promptly pay CST absent additional funding. Suspension of CST services may delay the Company’s ability to process corporate actions or other matters requiring CST’s services.

F-22

BROAD CAPITAL ACQUISITION CORP.

March 31, 2026

F-23

BROAD CAPITAL ACQUISITION CORP

BALANCE SHEETS

(UNAUDITED)

	March 31, 2026	December 31, 2025
ASSETS
Current Assets
Cash	$26,039	$2,704
Restricted cash	-	15,182
Total Current Assets	26,039	17,886

Cash held in trust account	86,117	1,257,251

Total Assets	$112,156	$1,275,137

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$2,288,680	$2,261,890
Accounts payable	924,199	871,286
Franchise tax payable	5,000	18,211
Income tax payable	805,660	784,432
Other liability	296,400	283,189
Extension loans	3,506,664	3,506,664
Working capital loans	1,983,532	1,831,630
Total Current Liabilities	9,810,135	9,557,302

Deferred underwriter commission	3,555,674	3,555,674
Total Liabilities	13,365,809	13,112,976

Commitments and Contingencies

Common Stock subject to possible redemption; 6,969 shares (at $12.36 per share) as of March 31, 2026 and 101,216 shares (at $12.42 per share) as of December 31, 2025	86,117	1,257,251

Stockholders’ Deficit
Preference Shares, $0.000001 par value; 1,000,000 shares authorized; none issued and outstanding as of March 31, 2026 and December 31, 2025	-	-
Common Stock, $0.000001 par value, 100,000,000 shares authorized; 2,990,897 issued and outstanding (excluding 6,969 shares and 101,216 shares subject to possible redemption as of March 31, 2026 and December 31, 2025 respectively)	3	3
Additional paid-in capital	-	-
Accumulated deficit	(13,339,773)	(13,095,093)
Total Stockholders’ Deficit	(13,339,770)	(13,095,090)
Total Liabilities and Stockholders’ Deficit	$112,156	$1,275,137

The accompanying notes are an integral part of these unaudited financial statements.

F-24

BROAD CAPITAL ACQUISITION CORP

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended March 31, 2026	For the Three Months Ended March 31, 2025

General, administrative and operational costs	$(139,631)	$(393,449)
Franchise tax	(5,000)	(71,810)
Loss from Operations	(144,631)	(465,259)

Other Income (Expenses)
Interest expense	(89,449)	(84,182)
Interest earned on cash held in trust account	2,129	43,415
Net Loss Before Tax	(231,951)	(506,026)
Income tax	-	-
Net Loss	$(231,951)	$(506,026)

Weighted average shares outstanding of Common Stock	3,073,989	3,325,600
Basic and diluted net loss per share of Common Stock	$(0.08)	$(0.15)

The accompanying notes are an integral part of these unaudited financial statements.

F-25

BROAD CAPITAL ACQUISITION CORP

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2026

AND

FOR THE THREE MONTHS ENDED MARCH 31, 2025

(UNAUDITED)

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance – December 31, 2025	2,990,897	$3	$-	$(13,095,093)	$(13,095,090)
Additional amount deposited into trust	-	-	-	(15,600)	(15,600)
Remeasurement of common stock subject to redemption	-	-	-	16,082	16,082
Over withdrawal from trust account				(13,211)	(13,211)
Net loss	-	-	-	(231,951)	(231,951)
Balance – March 31, 2026	2,990,897	$3	$-	$(13,339,773)	$(13,339,770)

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance – December 31, 2024	2,990,897	$3	$-	$(12,967,870)	$(12,967,867)
Additional amount deposited into trust	-	-	-	(9,109)	(9,109)
Remeasurement of common stock subject to redemption	-	-	-	147,105	147,105
Over withdrawal from trust account				(118,709)	(118,709)
Excise tax liability	-	-	-	(191,671)	(191,671)
Net loss	-	-	-	(506,026)	(506,026)
Balance – March 31, 2025	2,990,897	$3	$-	$(13,646,280)	$(13,646,277)

The accompanying notes are an integral part of these unaudited financial statements.

F-26

BROAD CAPITAL ACQUISITION CORP

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended March 31, 2026	For the Three Months Ended March 31, 2025
Cash flows from operating activities:
Net loss	$(231,951)	$(506,026)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on cash held in Trust Account	(2,129)	(43,415)
Changes in operating assets and liabilities:
Account payables	52,913	144,446
Accrued expenses	116,239	100,999
Income tax payable	21,228	20,423
Franchise tax payable	(13,211)	14,726
Net cash used in operating activities	(56,911)	(268,847)

Cash flows from investing activities:
Cash withdrawn from Trust Account in connection with redemption	1,170,652	19,166,951
Interest withdraws from Trust Account for taxes	18,211	190,520
Investment of cash in Trust Account	(15,600)	(9,109)
Net cash provided by investing activities	1,173,263	19,348,362

Cash flows from financing activities:
Redemption of Common Stock	(1,170,652)	(19,166,951)
Proceeds from Working capital loans	62,453	150,064
Proceeds from Extension loan	-	3,036
Net cash used in financing activities	(1,108,199)	(19,013,851)

Net change in cash and restricted cash	8,153	65,664
Cash and restricted cash at the beginning of the period	17,886	585
Cash and restricted cash at the end of the period	$26,039	$66,249

Supplemental disclosure of non-cash investing and financing activities:
Excise tax liability	$-	$191,671
Accrued interest classified as working capital loans	$89,449	$84,182
Extension Funds attributable to common stock subject to redemption	$15,600	$9,109
Remeasurement of Common Stock subject to redemption	$16,082	$147,105

The accompanying notes are an integral part of these unaudited financial statements.

F-27

BROAD CAPITAL ACQUISITION CORP

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS

Broad Capital Acquisition Corp (the “Company”) is a blank check company incorporated in the State of Delaware on April 16, 2021. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities (“Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination.

The Financing

As of March 31, 2026, the Company had not commenced any operations. All activity from April 16, 2021 (inception) through March 31, 2026, relates to the Company’s formation, the Initial Public Offering (as defined below), and its pursuit of an initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company’s sponsor is Broad Capital LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on January 10, 2022. On January 13, 2022, the Company closed its Initial Public Offering of 10,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $100,000,000 (the “Initial Public Offering”), and incurring transaction costs of $6,917,226, of which $3,500,000 was for deferred underwriting commissions (see Note 7). The Company granted the underwriter a 45-day option to purchase up to 1,500,000 Units at the Initial Public Offering price to cover over-allotments, if any. On February 9, 2022, the Underwriters partially exercised the over-allotment option and on February 10, 2022, purchased an additional 159,069 Units from the Company (the “Over-Allotment Units”), generating gross proceeds of $1,590,690, and forfeited the remainder of the option.

Simultaneously with the consummation of the closing of the Initial Public Offering, the Company consummated the private placement of an aggregate of 446,358 units (the “Placement Units”) to the Sponsor at a price of $10.00 per Placement Unit, generating total gross proceeds of $4,463,580 (the “Private Placement”) (see Note 4). With the exercise of the Over-Allotment Units, the Company consummated the Private Placement of 4,772 Placement Units to the Sponsor generating gross proceeds of $47,720.

On February 9, 2022, the underwriters partially exercised the over-allotment option and purchased an additional 159,069 Units, generating gross proceeds of $1,590,690 and forfeited the remainder of the option, which is 335,233 shares of common stock. In connection with the closing and sale of the Over-Allotment Units and the additional Placement Units (together, the “Over-Allotment Closing”), a total of $1,606,597 in proceeds from the Over-Allotment Closing (which amount includes $31,814 of the Underwriters’ deferred discount) was placed in a U.S.-based trust account established for the benefit of the Company’s public stockholders, maintained by Continental Stock Transfer & Trust Company, acting as trustee.

Following the closing of the Initial Public Offering on January 13, 2022, an amount of $101,000,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and a portion of the proceeds from the sale of the Placement Units was placed in a trust account (the “Trust Account”), located in the United States and held as cash items or may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

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Trust Account

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the value of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Upon the closing of the Initial Public Offering, management has agreed that an amount equal to at least $10.10 per Unit sold in the Initial Public Offering, including proceeds of the Placement Units, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

Redemption Option

The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a stockholders meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer, will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.10 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity”.

The Company will not redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 (so that it does not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the Business Combination. If the Company seeks stockholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the outstanding shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its second amended and restated certificate of incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination.

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Stockholder Approval

If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Insider shares (as defined in Note 6) and any Public Shares purchased during or after the Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares, without the prior consent of the Company.

The holders of the Insider Shares have agreed (a) to waive their redemption rights with respect to the Insider Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

Openmarkets Merger Agreement

On January 18, 2023, the Company entered into an Agreement and Plan of Merger and Business Combination Agreement (the “Openmarkets Merger Agreement” or “BCA”) with Openmarkets Group Pty Ltd., an Australian proprietary limited company (“Openmarkets” or the “Target”), BMYG OMG Pty Ltd., an Australian proprietary limited company and Broad Capital LLC, solely as the Company’s sponsor (collectively, the “Parties”). Pursuant to the Openmarkets Merger Agreement, prior to the closing (the “Closing”) of the contemplated transactions (collectively, the “Business Combination”), the Parties will cause the Company to move its domicile from the State of Delaware to Australia by merging a to-be-formed Delaware corporation (“Merger Sub”), which shall be wholly-owned by a to-be-formed Australian corporation (the “Purchaser”) with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of the Purchaser (the “Redomestication Merger”).

Termination of Business Combination

On February 12, 2025, the Company received a notice of termination from Openmarkets Group Pty Ltd. advising that they had terminated the Merger Agreement pursuant to Section 11.1(d)(i) of the Merger Agreement in accordance with Section 11.3 of the Merger Agreement, at which point the Merger Agreement became null and void with no further force and effect (other than the provisions of Section 9.6 of the Merger Agreement, Article XIII of the Merger Agreement and Section 11.3 of the Merger Agreement, which survive the termination of the Merger Agreement).

Charter Amendment and Termination Date

On January 13, 2022, the “Company consummated its initial public offering (the “Offering”). In connection therewith, the Company entered into an Investment Management Trust Agreement, dated January 10, 2022 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee (“Continental”). The form of the Trust Agreement was initially filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-258943) for the Offering.

Pursuant to the Offering and the Trust Agreement, the Company had 12 months from the closing of the Offering to consummate its initial business combination, which expired on January 13, 2023 (the “Termination Date”). Prior to that, on January 10, 2023, the Company held a virtual special meeting of its stockholders, pursuant to due notice (the “January 2023 Stockholders Meeting”). At the January 2023 Stockholders Meeting, the Company’s stockholders entitled to vote cast their votes and approved a proposal to amend the Trust Agreement to extend the Termination Date for an additional nine one (1) month extensions until October 13, 2023 (the “First Trust Amendment”) by depositing into the Trust Account an additional $0.0625 per share for each one-month until October 13, 2023 unless the Closing of the Company’s initial business combination shall have occurred.

At January 2023 Stockholders Meeting, the Company’s stockholders holding 4,227,461 Public Shares of common stock exercised their right to redeem their shares for cash at an approximate price of $10.25 per share of the funds in the Trust Account. As a result, approximately $43.35 million cash was removed from the Trust Account to pay such holders. Following the redemption, the Company’s remaining common stock subject to redemption outstanding were 5,931,608 shares.

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Also at the January 2023 Stockholders Meeting, the Company’s stockholders approved the First Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Charter Amendment”) to extend the Termination Date as amended in the amended Trust Agreement to extend the date by which the Company (i) may consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses, which we refer to as a “business combination,” (ii) cease its operations if it fails to complete such business combination, and (iii) redeem or repurchase 100% of the Company’s common stock included as part of the units sold in the Company’s initial public offering (provided the Company funds the monthly extension payments to the Trust Account) unless extended, the Company will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

On June 9, 2023, the Company held an additional Special Meeting of Stockholders (the “June 2023 Stockholders Meeting”). At the June 2023 Stockholders Meeting, the Company’s stockholders approved an amendment to the Company’s Charter (a) to extend the Termination Date again by which the Company has to consummate a business combination from October 13, 2023 by up to three (3) one-month extensions to January 13, 2024 (the “Extended Termination Date”) and (b) to decrease the monthly extension fee from $0.0625 per share for each Public Share outstanding after giving effect to redemptions (in the aggregate, the “Monthly Extension Loan”) to, in the aggregate, the “Adjusted Monthly Extension Loan,” as defined above, commencing on June 13, 2023. As amended, the required payment for each monthly extension period shall constitute the deposit by Broad Capital LLC (or its affiliates or permitted designees) into the Trust Account of $150,000 for each such one-month extension beginning on June 13, 2023 until January 13, 2024, unless the closing of the Company’s initial business combination shall have occurred (the “Adjusted Monthly Extension Loan”) in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination.

The Company also amended the Company’s Trust Agreement dated as of January 10, 2022, as amended on January 10, 2023, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company reduce the amount of the Monthly Extension Loan to $150,000 for each one-month extension beginning on June 13, 2023 until January 13, 2024, and to extend the Termination Date for an additional three (3) one-month extensions until January 13, 2024, and to update certain defined terms in the Trust Agreement (the “Second Amendment to the Trust Agreement” and such proposal the “Second Trust Amendment Proposal”).

At the June 2023 Stockholders Meeting, the Company’s stockholders holding 1,409,026 Public Shares of common stock exercised their right to redeem their shares for cash at an approximate price of $10.68 per share of the funds in the Trust Account. As a result, approximately $15,048,835 was removed from the Trust Account to pay such holders. Following the redemption, the Company’s remaining common stock subject to redemption outstanding were 4,522,582 shares.

Thereafter, the Company was required to deposit into the Trust Account $150,000 for each extension period exercised commencing June 13, 2023 and ending on January 13, 2024, unless the closing of the Company’s initial business combination shall have occurred.

On January 8, 2024, the Company held a Special Meeting of Stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment to the Company’s Charter, as amended on January 11, 2023 and June 12, 2023 (the “Extension Amendment Proposal”), (a) to extend the date by which the Company have to consummate a business combination from January 13, 2024 (the “Termination Date”) by up to twelve (12) one-month extensions to January 13, 2025 (the “Extended Date”) and (b) to decrease the monthly extension fee from $150,000 (the “Monthly Extension Loan”) to the Adjusted Monthly Extension Loan commencing on January 13, 2024.

The Company also amended the Company’s investment management trust agreement (the “Trust Agreement”), dated as of January 10, 2022, as amended on January 10, 2023 and June 12, 2023, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to reduce the amount of the Monthly Extension Loan to $60,000 for each one-month extension beginning on January 13, 2024 until January 13, 2025, to extend the Termination Date for an additional twelve (12) one-month extensions until January 13, 2025, to require Continental Stock Transfer & Trust Company to invest funds in an interest-bearing demand deposit account, and to update certain defined terms in the Trust Agreement.

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On January 8, 2024, stockholders holding 2,804,919 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $11.23 per share of the funds in the Trust Account. As a result, approximately $31.2 million will be removed from the Trust Account to pay such holders. Following the redemption, the Company’s remaining common stock subject to redemption outstanding were 1,717,663 shares. The Company is required to deposit $60,000 into the Trust Account for each monthly extension exercised commencing on January 13, 2024 and ending on January 13, 2025.

On January 13, 2025, the Company held a Special Meeting of Stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment to the Company’s Charter (the “Charter Amendment Proposal”), (a) to extend the date by which we have to consummate a business combination from January 13, 2025 (the “Termination Date”) by up to twelve (12) one-month extensions to January 13, 2026 (the “Extended Date”) and (b) to decrease the monthly extension fee from $60,000 (the “Monthly Extension Loan”) to the lesser of (x) $40,000 and (y) an aggregate amount equal to $0.03 multiplied by the number of Public Shares of the Company that are not redeemed in connection with the stockholder vote to approve the Charter Amendment Proposal for each such one-month extension until January 13, 2026, unless the closing of the Company’s initial business combination shall have occurred in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination compliance with the procedures relating to any such extension, as set forth in the Trust Agreement.

The Company also amended the Company’s investment management trust agreement (the “Trust Agreement”), dated as of January 10, 2022, as amended on January 10, 2023, June 12, 2023 and January 8, 2024, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to reduce the amount of the Monthly Extension Loan to the Adjusted Monthly Extension Loan for each one-month extension beginning on January 13, 2025 until January 13, 2026, to extend the Termination Date for an additional twelve (12) one-month extensions until January 13, 2026, to require Continental Stock Transfer & Trust Company to invest funds in an interest-bearing demand deposit account, and to update certain defined terms in the Trust Agreement.

On January 13, 2025, the Company held a Special Meeting of Stockholders at which time, stockholders holding 1,616,447 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $11.96 per share of the funds in the Trust Account. As a result, approximately $19.3 million was removed from the Trust Account to pay such holders. Following the redemption, the Company’s remaining Public Shares of common stock outstanding was 101,216 shares. The Company must deposit into the Trust Account $3,036 for each monthly extension period commencing on January 13, 2025 and ending on January 13, 2026.

On January 9, 2026, the Company held a Special Meeting of Stockholders at which time, the Company’s stockholders approved an amendment to the Company’s Charter as further amended on January 11, 2023, June 12, 2023, January 8, 2024 and January 13, 2025 (the “Charter Amendment Proposal”), (a) to extend the date by which we have to consummate a business combination from January 13, 2026 (the “ Termination Date”) by up to eighteen (18) one-month extensions to July 13, 2027 (the “Extended Date”) and (b) to decrease the monthly extension fee (the “Monthly Extension Loan”) to the Adjusted Monthly Extension fee of $139.38 commencing on January 13, 2026. And stockholders holding 94,247 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $12.42 per share of the funds in the Trust Account.

The holders of the Insider Shares have agreed to waive their liquidation rights with respect to the Insider shares if the Company fails to complete a Business Combination within the Combination Period. However, if the holders of Insider shares acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.10 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per Public Share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, if an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Capital Resources

As of March 31, 2026 and December 31, 2025, the Company had $26,039 and $2,704 of cash in its operating bank account respectively.

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The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to cover for certain offering costs on the Company’s behalf in exchange for issuance of Insider shares (as defined in Note 6). Following the Initial Public Offering of the Company on January 13, 2022, a total of $133,533 under the promissory note was repaid on January 19, 2022. After the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account. In addition, to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 6). As of March 31, 2026 and December 31, 2025, there was $1,983,532 and $1,831,630 outstanding under Working Capital Loans and $3,506,664 and $3,506,664 outstanding under Extension Loans, respectively.

Going Concern Consideration

The Company expects to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unsuccessful in consummating an initial business combination within the prescribed period of time from the closing of the Initial Public Offering, the requirement that the Company cease all operations, redeem the Public Shares and thereafter liquidate and dissolve raises substantial doubt about the ability to continue as a going concern within one year after the date that the financial statements are issued. There is no assurance that the Company’s plans to consummate an initial business combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management’s plan in addressing this uncertainty is through the borrowing of Working Capital Loans, as defined below (see Note 6). The accompanying financial statement has been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern.

NOTE 2. REVISIONS TO PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In connection with the preparation of the Company’s financial statements as of December 31, 2025, management determined it should revise its previously reported financial statements for the year ended December 31, 2024 due to identified immaterial errors. The Company previously accounted for all withdrawals from the Trust account to pay taxes which were used to pay operating expense as other liability instead of only amounts that were withdrawn in excess of income taxes due. Likewise, the Company did not accrue for the penalty and interest on unpaid income taxes. The Company also did not accrue for certain legal fees as of March 31, 2025. As a result, redemption was understated, the income tax payable was understated, general expenses were understated and accumulated deficit was understated. The impact of the error also affects the balance sheet as of March 31, 2025 and the statements of operations and changes in stockholders’ deficit for the three months ended March 31, 2025.

The revision had no impact on the Company’s cash position or amount held in the trust account.

The Company concluded that the impact of applying correction for these errors and misstatements on the aforementioned financial statements is not material.

The impact of the revision on the Company’s financial statements is reflected in the following tables:

As of March 31,2025
	As previously reported	As revised
Balance Sheet:
Other liabilities	$648,435	$230,869
Accounts payable	$762,838	$862,838
Income tax payable	$634,874	$721,972
Total current liabilities	$10,387,320	$10,156,852
Total liabilities	$13,942,994	$13,712,526
Common Stock subject to possible redemption	$511,260	$1,216,693
Accumulated deficit	$(13,171,315)	$(13,646,280)
Total stockholders’ deficit	$(13,171,312)	$(13,646,277)

For the three months ended March 31, 2025
	As previously reported	As revised
Statement of Operations:
General, administrative and operational costs	$(273,026)	$(393,449)
Loss from operations	$(344,836)	$(465,259)
Net loss before tax	$(385,603)	$(506,026)
Net loss	$(385,603)	$(506,026)

Statement of Changes in Stockholders’ Deficit:
Remeasurement of common stock subject to redemption	$161,831	$147,105
Other liability – trust withdrawal	$(133,435)	$(118,709)
Net loss	$(385,603)	$(506,026)
Accumulated deficit	$(13,171,315)	$(13,646,280)
Total stockholders’ deficit	$(13,171,312)	$(13,646,277)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

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Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of March 31, 2026 and December 31, 2025.

Cash Held in Trust Account

As of March 31, 2026 and December 31, 2025, substantially all of the assets held in the Trust Account were cash held in interest-bearing demand deposit account. As of March 31, 2026 and December 31, 2025, the balance in the Trust Account was $86,117 and $1,257,251, respectively.

Tax Withdrawals from Trust Account

During the three months ended March 31, 2026, $18,211 was withdrawn from the cash held in Trust and such funds were deposited into the Company’s operating account for taxes. The Company paid $18,211 of Franchise taxes, and the Company did not pay any other tax payments and there is $805,660 of income payable as of March 31, 2026. During the three months ended March 31,2025, $190,519 was withdrawn from the cash held in Trust for taxes, the Company paid $57,084 of Franchise taxes, and the Company did not pay any other tax payments as of March 31, 2025 and there is $721,972 of income payable as of March 31, 2025. Funds representing interest earned on the amounts held in the Trust Account are permitted to be withdrawn from the Trust Account for the payment of taxes under the Company’s Charter and the terms of the Trust Agreement.

The Company used approximately $0 and $133,000 during three months ended March 31, 2026 and 2025, respectively, of the withdrawn funds for the payment of general operating expenses. The Company determined that the use of funds was not in accordance with the Trust Agreement.

Upon updating its cumulative reconciliation, the Company determined that approximately $296,400 and $230,869 had been withdrawn from the Trust Account in excess of the permitted tax amounts as of March 31, 2026 and March 31, 2025. The excess amount was used to pay operating expenses rather than taxes and had not been returned to the Trust Account as of March 31, 2026 and March 31,2025. The Company recorded the over-withdrawn amount as other liability, with a corresponding adjustment to accumulated deficit.

Deferred offering costs

Deferred offering costs consist of underwriting, legal, accounting, and other expenses incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Offering. Should the Proposed Offering have proved to be unsuccessful, these deferred costs, as well as additional expenses incurred, would have been charged to operations.

Franchise Tax

Delaware, where the Company is incorporated, imposes a franchise tax that applies to most business entities that are formed or qualified to do business, or which are otherwise doing business, in Delaware. Delaware franchise tax is based on authorized shares or on assumed par and non-par capital, whichever yields a lower result. Under the authorized shares method, each share is taxed at a graduated rate based on the number of authorized shares. During the three months ended March 31, 2026 and 2025 the Company incurred $5,000 and $71,810 in Delaware franchise tax respectively.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

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ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statements’ recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and the amounts accrued for interest and penalties as of March 31, 2026 and March 31, 2025 are $170,786 and $87,098, respectively. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from tax positions taken. The Company is subject to income tax examinations by major taxing authorities since its inception.

The effective tax rate for the three months ended March 31, 2026 and 2025 is 0% and 0%, respectively. The effective tax rate differs from the statutory tax rate of 21% ended March 31, 2026 and 2025, due to its net taxable loss and the valuation allowance on the deferred tax assets.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

The valuation allowance to reduce the deferred tax asset as of March 31, 2026 and 2025 was $946,201 and $926,814 respectively.

The income tax provision for the three months ended March 31, 2026 and 2025 are $0 and $0, respectively. The income tax payable as of March 31, 2026 is $805,660 and the income tax payable as of December 31, 2025 is $784,432.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. The IR Act applies only to repurchases that occur after December 31, 2022.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holders, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

On November 24, 2025, the Treasury and the Internal Revenue Service (“IRS”) issued final regulations under Internal Revenue Code (“IRC”) Section 4501 (Treasury Decision 10037). Under these final regulations, transition relief from the Excise Tax under Section 4501 is appropriate for certain types of stock issued prior to the date of enactment of the IRA if the covered corporation no longer has discretion as to whether to repurchase such stock after that date. These final regulations specifically incorporate transition relief for mandatorily redeemable stock and for stock subject by its terms to a unilateral put option of the holder, if such stock was outstanding prior to August 16, 2022.

While we previously believed that the Excise Tax may have applied to redemptions of our Class A common stock in connection, based on the November 24, 2025, final regulations described above, we no longer believe the Excise Tax applies to the Company’s prior common stock redemptions, since those redemptions occurred solely with respect to redeemable stock issued by the Company in its original IPO in January 2022, such that those redemptions are not treated as stock repurchases for purposes of IRC Section 4501 because that stock was outstanding prior to August 16, 2022. Accordingly, as of December 31, 2025, the Company’s financial statements reflect the removal of the Excise Tax liability of $895,904.

Class A Common Stock Subject to Redemption

As of March 31, 2026 and December 31, 2025, the Class A common stock subject to possible redemption reflected in the balance sheets are reconciled in the following table:

Class A Common Stock subject to possible redemption, December 31, 2024	$20,521,640
Redemption of Class A common stock	(19,166,951)
Remeasurement of carrying value to redemption value– trust withdrawal for taxes	(190,519)
Remeasurement of carrying value to redemption value – interest income	71,826
Extension Funds attributable to common stock subject to redemption	21,255
Class A Common Stock subject to possible redemption, December 31, 2025	$1,257,251
Redemption of Class A common stock	(1,170,652)
Remeasurement of carrying value to redemption value– trust withdrawal for taxes	(18,211)
Remeasurement of carrying value to redemption value – interest income	2,129
Extension Funds attributable to common stock subject to redemption	15,600
Class A Common Stock subject to possible redemption, March 31, 2026	$86,117

All of the Class A common stocks sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with ASC 480, conditionally redeemable Class A common stocks (including Class A common stocks that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the income and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. However, the threshold in its charter would not change the nature of the underlying shares as redeemable and thus public shares would be required to be disclosed outside of permanent equity. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable shares of common stock to equal the redemption value ($10.15 per share) at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit.

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As of March 31, 2026 and December 31, 2025, 6,969 and 101,216 shares of Class A Common Stock subject to redemption is reconciled in the following table:

Common Stock subject to redemption as of December 31, 2024	1,717,663
Shares redeemed	(1,616,447)
Common Stock subject to redemption as of December 31, 2025	101,216
Shares redeemed	(94,247)
Common Stock subject to redemption as of March 31, 2026	6,969

Net loss per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of common stock outstanding during the period, excluding common stock subject to forfeiture. For the three months ended December 31, 2026 and March 31, 2025, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. As of March 31, 2026 and March 31, 2025, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

 The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of March 31, 2026 and December 31, 2025:

	Level	March 31, 2026	December 31, 2025
Assets:
Cash held in trust account	1	$86,117	$1,257,251

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Recent Accounting Standards

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies.

Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyberattacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above-mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

NOTE 4. INITIAL PUBLIC OFFERING

On January 13, 2022, the Company closed its Initial Public Offering of 10,000,000 Units at $10.00 per Unit, generating gross proceeds of $100,000,000.

Each Unit consists of one share of common stock and one right to receive one-tenth (1/10) of one share of common stock upon the consummation of an initial business combination.

As of January 13, 2022, the Company closed its Initial Public Offering and incurred transaction costs of approximately $6,917,226, of which $3,500,000 was for deferred underwriting commissions.

On February 9, 2022, the Underwriters partially exercised the over-allotment option and on February 10, 2022, purchased an additional 159,069 Units from the Company (the “Over-Allotment Units”), generating gross proceeds of $1,590,690, and forfeited the remainder of the option.

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 446,358 Placement Units at a price of $10.00 per Placement Unit ($4,463,580 in the aggregate).

The proceeds from the sale of the Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. The Placement Units are identical to the Units sold in the Initial Public Offering. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Placement Units will expire worthless.

Simultaneously with the closing of the Over-Allotment, the Company completed the private sale of an additional 4,772 placement units at a purchase price of $10.00 per placement unit, to the Company’s sponsor, Broad Capital LLC, generating additional gross proceeds to the Company of $47,720.

In connection with the closing and sale of the Over-Allotment Units and the additional placement units (together, the “Over-Allotment Closing”), a total of $1,606,597 in proceeds from the Over-Allotment Closing was placed in a U.S.-based trust account established for the benefit of the Company’s public stockholders, maintained by Continental Stock Transfer & Trust Company, acting as trustee.

NOTE 6. RELATED PARTY TRANSACTIONS

Insider shares

On May 7, 2021, the Sponsor purchased 2,875,000 insider shares for an aggregate purchase price of $25,000. The number of insider shares will equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding shares of Common Stock after the Initial Public Offering.

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On May 25, 2021, the Sponsor transferred 80,000 insider shares of Common Stock among our four independent directors, leaving 2,795,000 insider shares held by our Sponsor.

Due to the over-allotment option being partially exercised by the underwriter on February 10, 2022 (see note 7), the Sponsor forfeited 335,233 insider shares. As of March 31, 2026 and December 31, 2025, there were 2,539,767 insider shares issued and outstanding and no further insider shares are subject to forfeiture.

The initial stockholders have agreed not to transfer, assign or sell any of the Common Stock (except to certain permitted transferees as disclosed herein) until, with respect to any of the Common Stock, the earlier of (i) six months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for share subdivisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, or earlier, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Common Stock for cash, securities or other property.

Promissory Note – Related Party

On April 16, 2021, the Sponsor issued an unsecured promissory note to the Company, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000, to be used for payment of costs related to the Initial Public Offering. The note is non-interest bearing and payable on the earlier of (i) March 31, 2022, or (ii) the consummation of the Initial Public Offering pursuant to an Amendment to Promissory Note effective September 30, 2021. The Company had borrowed $133,357 under the promissory note with the Sponsor. Following the closing of the Initial Public Offering on January 13, 2022, the Company repaid a total of $133,357 under the promissory note on January 19, 2022. The Company has not drawn additional funds on the promissory note as of March 31, 2026.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, with interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Placement Units. If a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of March 31, 2026 and December 31, 2025, there were $1,983,532 and $1,831,630 outstanding under working capital loans, respectively.

Extension Loans

On January 11, 2023, the Company approved the First Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Charter Amendment”) and approved the proposal to amend the Company’s Trust Agreement with Continental. The Charter Amendment allows the Company to extend the Termination Date by up to nine (9) one-month extensions to October 13, 2023 provided that the Sponsor (or its affiliates or permitted designees) will deposit into the Trust Account an additional $0.0625 per share or approximately $370,726 for each month until October 13, 2023. On June 9, 2023, the Company held a Special Meeting of Stockholders and approved an amendment to the Company’s Charter, as further amended on January 11, 2023 to extend the date by which they have to consummate a business combination from October 13, 2023 by up to three (3) one-month extensions to January 13, 2024 and to decrease the monthly extension fee from $370,726 to $150,000 per month. On January 8, 2024, the Company amended the Company’s investment management trust agreement (the “Trust Agreement”), dated as of January 10, 2022, as amended on January 11, 2023 and June 12, 2023, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to reduce the amount of the Monthly Extension Loan to $60,000 for each one-month extension beginning on January 13, 2024 until January 13, 2025, to extend the Termination Date for an additional twelve (12) one-month extensions until January 13, 2025, to require Continental Stock Transfer & Trust Company to invest funds in an interest-bearing demand deposit account, and to update certain defined terms in the Trust Agreement. As of March 31, 2026 and December 31, 2025, there was $3,506,664 and $3,506,664 outstanding under extension loans, respectively.

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No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our sponsor, officers or directors or any affiliate of our sponsor, officers or directors prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Administrative Services Arrangement

Commencing on the date the Units were first listed on the Nasdaq, the Company agreed to pay the Sponsor $10,000 per month for office space, utilities and secretarial and administrative support for up to 18 months. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three months ended March 31, 2026 and the year ended December 31, 2025, the Company incurred $30,000 and $120,000, respectively, in fees related to this service. As of March 31, 2026 and December 31, 2025, all expenses associated with this service is included in Accrued Expenses and none has been paid. Total amount due as of March 31, 2026 and December 31, 2025 are $500,000 and $470,000, respectively.

NOTE 7. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the insider shares and Placement Units that may be issued upon conversion of Working Capital Loans (and any shares of Common Stock issuable upon the exercise of the Placement Units or units issued upon conversion of the Working Capital Loans and upon conversion of the Insider shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of Initial Public Offering requiring the Company to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, so that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

On February 9, 2022, the Underwriters partially exercised the over-allotment option and on February 10, 2022, purchased an additional 159,069 Units from the Company (the “Over-Allotment Units”), generating gross proceeds of $1,590,690, and forfeited the remainder of the option, less the underwriting discounts and commissions.

The underwriters were entitled to a cash underwriting discount of $0.20 per Unit, or $2,000,000 in the aggregate (or $2,300,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Initial Public Offering. In addition, the underwriters were entitled to a deferred fee of $0.35 per Unit, or $3,500,000 in the aggregate (or $4,025,000 in the aggregate if the underwriters’ over-allotment option is exercised in full). The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On February 10, 2022, the underwriters purchased an additional 159,069 Option Units pursuant to the exercise of the over-allotment option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $1,590,690.

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NOTE 8. STOCKHOLDERS’ DEFICIT

Common Stock — Our Certificate of Incorporation authorizes the Company to issue 100,000,000 shares of common stock with a par value of $0.000001 per share. Holders of the Company’s common stock are entitled to one vote for each share. As of March 31, 2026 and December 31, 2025, there were 2,990,897 (excluding 6,969 and 101,216 shares respectively subject to possible redemption) shares of common stock issued and outstanding.

Preferred Shares — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.000001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of March 31, 2026 and December 31, 2025, there were no preferred shares issued or outstanding.

Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a Public Right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each Public Right upon consummation of the Business Combination.

The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, the holders of the Public Rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination.

NOTE 9. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Executive Officer and Chief Finance Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

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When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews key metrics, general, administrative and operational costs and interest income earned on investment held in Trust Account which include the accompanying statement of operations.

The CODM reviews interest earned on investment held in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. General, administrative and operational costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews general, administrative and operational costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. The CODM also specifically reviews professional service fees in connection with the business combination, which are a significant segment expense as these represent significant costs affecting the Company’s consummation of the business combination. For the three months ended 2026 and 2025, all the Company’s general, administrative and operational costs are related to the Business Combination and expenses related to being public company.

NOTE 10. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred up to the date the financial statements were issued. Based upon this review, the Company identified the following subsequent events:

Subsequent to March 31, 2026, the Company deposited an aggregate of $418.14 ($139.38 monthly) into the Company’s trust account to extend the period of time it has to consummate its initial business combination to July 13, 2026.

Subsequent to March 31, 2026, the Company received additional Related party loans of $60,000 to fund its operations.

Continental Stock Transfer & Trust Company (“CST”) serves as the Company’s transfer agent and trustee. As of March 31, 2026, the Company had recorded CST’s billed, unpaid service-provider amounts in accounts payable. Subsequent to March 31, 2026, CST informed the Company that the Company’s outstanding balance exceeded $150,000 and that CST had suspended transfer agency and trustee services pending a progress payment. The Company has limited cash outside the Trust Account and may not be able to promptly pay CST absent additional funding. Suspension of CST services may delay the Company’s ability to process corporate actions or other matters requiring CST’s services.

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